Exhibit 10.3

    SEVENTH AMENDMENT
TO
CREDIT AGREEMENT
Dated as of August 10, 2022
Among
EARTHSTONE ENERGY HOLDINGS, LLC,
as Borrower,

EARTHSTONE ENERGY, INC.,
as Parent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank,
ROYAL BANK OF CANADA,
as Syndication Agent,

TRUIST BANK, CITIZENS BANK, N.A.,
KEYBANK NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION,
FIFTH THIRD BANK, PNC BANK, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A. AND MIZUHO BANK, LTD.
as Documentation Agents,

and

The Lenders Party Thereto
________________________________

WELLS FARGO SECURITIES, LLC, RBC CAPITAL MARKETS, TRUIST SECURITIES, INC., CITIZENS BANK, N.A., KEYBANC CAPITAL MARKETS INC., U.S. BANK NATIONAL ASSOCIATION, FIFTH THIRD BANK, PNC CAPITAL MARKETS LLC,
BANK OF AMERICA SECURITIES, INC. AND MIZUHO BANK, LTD.
Joint Lead Arrangers and Joint Bookrunners
________________________________

________________________________

SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”) dated as of August 10, 2022, is among Earthstone Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”); Earthstone Energy, Inc., a Delaware corporation (the “Parent”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower and the Parent, the “Obligors”); each of the Lenders party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower and the Guarantors are parties to that certain Guarantee and Collateral Agreement, dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified), made by each of the Loan Parties party thereto in favor of the Administrative Agent.

C.    The Parent is party to that certain Parent Guarantee, dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified), in favor of the Administrative Agent.
D.    The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement, among other things, to establish the Initial Term Loan Facility (as defined in the Amended Credit Agreement (as defined below)), and, in connection therewith, certain Lenders identified on Annex II attached to the Amended Credit Agreement (as defined below) have agreed to become Term Lenders (as defined in the Amended Credit Agreement (as defined below)) and make Initial Term Loans (as defined in the Amended Credit Agreement (as defined below)) to the Borrower on the Seventh Amendment Effective Date (as defined below), subject to the terms and conditions of this Seventh Amendment.
E.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Seventh Amendment and in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Seventh Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Seventh Amendment refer to sections of the Credit Agreement. As used in this Seventh Amendment, the following terms have the meanings specified below:
“Titus Acquisition” means the acquisition of the Titus Acquisition Properties pursuant to the terms and conditions of the Titus Acquisition Documents.
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“Titus Acquisition Documents” means (a) the Titus Purchase and Sale Agreement and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.
“Titus Acquisition Properties” means the Oil and Gas Properties and other Properties acquired by the Borrower pursuant to the Titus Acquisition Documents.
“Titus Acquisition Reserve Report” means the internally prepared Reserve Report dated as of May 26, 2022 evaluating the Titus Acquisition Properties as of April 1, 2022.
“Titus I PSA” has the meaning given to such term in the definition of “Titus Purchase and Sale Agreement”.
“Titus I Seller” has the meaning given to such term in the definition of “Titus Purchase and Sale Agreement”.
“Titus II PSA” has the meaning given to such term in the definition of “Titus Purchase and Sale Agreement”.
“Titus II Seller” has the meaning given to such term in the definition of “Titus Purchase and Sale Agreement”.
“Titus Purchase and Sale Agreement” means the collective reference to (a) that certain Purchase and Sale Agreement dated June 27, 2022 by and among Titus Oil & Gas Production, LLC, Titus Oil & Gas Corporation, Lenox Minerals, LLC and Lenox Mineral Title Holdings, Inc., collectively as seller (the “Titus I Seller”), and the Borrower, as Purchaser (the “Titus I PSA”) and (b) that certain Purchase and Sale Agreement dated June 27, 2022 by and among Titus Oil & Gas Production II, LLC, Lenox Mineral Holdings II, LLC and Lenox Minerals II, LLC, collectively as seller (the “Titus II Seller”), and the Borrower, as Purchaser (the “Titus II PSA”).
    “Seventh Amendment Reserve Reports” means the collective reference to (a) the Titus Acquisition Reserve Report and (b) the Reserve Report, dated as of March 24, 2022, prepared by the Borrower, evaluating the proved Oil and Gas Properties of the Borrower and its Restricted Subsidiaries as of May 1, 2022.
Section 2. Amendments to Credit Agreement. Effective as of the Seventh Amendment Effective Date, the Credit Agreement (including Annex I thereto, Exhibit A thereto, Exhibit B thereto and Schedule 7.25 thereto (and including by adding a new Annex II thereto), but excluding all of the other annexes, exhibits and schedules attached to the Credit Agreement) is hereby amended in its entirety to read as set forth on Exhibit A attached hereto (the Credit Agreement, as so amended, the “Amended Credit Agreement”).
Section 3. Assignment and Assumption.
3.1    As used in this Seventh Amendment, (i) the term “Existing Lenders” means the collective reference to each Lender party to the Credit Agreement immediately prior to the Seventh Amendment Effective Date; (ii) the term “New Lender” means Mizuho Bank, Ltd.; and (iii) the term “New and Continuing Lender” means the collective reference to each Existing Lender and the New Lender.
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3.2    Effective as of the Seventh Amendment Effective Date, immediately prior to giving effect to the amendments contained in Section 2 of this Seventh Amendment: (a) each Existing Lender has, in consultation with the Borrower, agreed to (i) reallocate its respective Commitment and (ii) allow the New Lender to become a party to the Credit Agreement as a Lender by acquiring an interest in the total Commitments; and (b) for an agreed consideration, each Existing Lender (each, an “Assignor”) hereby irrevocably sells and assigns to each other New and Continuing Lender (each, an “Assignee”), and such Assignee hereby irrevocably purchases and assumes from such Assignor, subject to and in accordance with the Standard Terms and Conditions (as set forth in Annex 1 to Exhibit G) and the Credit Agreement, as of the Seventh Amendment Effective Date, immediately prior to giving effect to the terms of Section 2 of this Seventh Amendment, (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto, in each case, to the extent related to an amount and percentage interest of all of such outstanding rights and obligations of such Assignor under the Credit Agreement, to the extent necessary so that, after giving effect thereto, each New and Continuing Lender shall have the Maximum Credit Amount and Applicable Percentage set forth for such New and Continuing Lender on Annex I attached to this Seventh Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”; and the sales and assignments and purchases and assumptions of the Assigned Interests described in this clause (b) being referred to herein collectively as the “Assignment and Reallocation”).  Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Section 3, without representation or warranty by any Assignor.  On the Seventh Amendment Effective Date, after giving effect to the Assignment and Reallocation, the New Lender shall become a party to the Credit Agreement as a “Lender” and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents. Each of the Administrative Agent, each Issuing Bank, each Existing Lender and the Borrower hereby consents and agrees to the Assignment and Reallocation, including the New Lender’s acquisition of interest in the Aggregate Maximum Credit Amount. With respect to the Assignment and Reallocation, each Existing Lender shall be deemed to have sold and assigned its Assigned Interest and each New and Continuing Lender shall be deemed to have acquired such Assigned Interest pursuant to the terms and conditions of the Assignment and Assumption attached as Exhibit G to the Credit Agreement (the “Assignment Agreement”), as if each Lender had executed such Assignment Agreement with respect to such Assigned Interest, pursuant to which (i) each New and Continuing Lender shall be an “Assignee”, (ii) each Existing Lender shall be an “Assignor” and (iii) the term “Effective Date” shall be the Seventh Amendment Effective Date as defined herein. On the Seventh Amendment Effective Date, after giving effect to the Assignment and Reallocation, the Administrative Agent shall take the actions specified in Section 12.04(b)(iv), including recording the Assignment and Reallocation described herein in the Register, and the Assignment and Reallocation shall be effective for all purposes of the Credit Agreement. Notwithstanding anything to the contrary in Section 12.04(b)(ii)(C), no Lender shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Assignment and Reallocation.
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Section 4. Conditions of Effectiveness. This Seventh Amendment will become effective on the date on which each of the following conditions is satisfied or waived in accordance with Section 12.02 (such date, the “Seventh Amendment Effective Date”):
4.1    Counterparts. The Administrative Agent shall have received from the Borrower, the Parent, each Guarantor, each New and Continuing Lender and each Initial Term Lender counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Person.
4.2    Fees and Expenses. The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date, including, to the extent invoiced at least two Business Days prior to satisfaction of all other applicable conditions, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
4.3    Promissory Notes. The Administrative Agent shall have received duly executed Notes payable to each Revolving Lender (as defined in the Amended Credit Agreement) requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the Seventh Amendment Effective Date.
4.4    Titus Acquisition. The Titus Acquisition shall have been (or contemporaneously with the Seventh Amendment Effective Date shall be) consummated in accordance with the terms of the Titus Acquisition Agreement (and in connection therewith, the Borrower shall have acquired the proved Oil and Gas Properties evaluated in the Titus Acquisition Reserve Report), without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent), it being understood and agreed that, without limitation, (a) any change to the definition of “Seller Material Adverse Effect” contained in the Titus Acquisition Agreement, (b) any increase in the amount of the purchase price for the Titus Acquisition (except pursuant to the express terms of the Titus Acquisition Agreement as in effect on June 27, 2022 and, otherwise, except to the extent such increase is funded solely with the proceeds of common equity issued by the Parent), (c) any change in the third party beneficiary rights in the Titus Acquisition Agreement applicable to the Arrangers and the Lenders, or (d) any change in the governing law of the Acquisition Agreement, shall, in each case, be deemed to be materially adverse to the interests of the Lenders) unless approved by the Administrative Agent in its sole discretion.
4.5    Titus Acquisition Certificate. The Administrative Agent shall have received an officer’s certificate from the Borrower, certifying that (A) the Titus Acquisition has been consummated in accordance with applicable law and the terms of the Titus Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is adverse to the interests of the Lenders (in their capacities as such), and in connection therewith, the Borrower has acquired the proved Oil and Gas Properties evaluated in the Titus Acquisition Reserve Report; (B) as to the final purchase price for the Titus Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Titus Acquisition Documents and specifying, by category, the amount of such adjustment; (C) that attached thereto is a true and complete list of the Properties that have been excluded from the Titus Acquisition pursuant to the terms of the Titus Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right or consent right, (3) environmental or (4) casualty loss; (D) that attached thereto is a true and complete list of the Oil and Gas Properties for which the seller has elected to cure a title defect; (E) that attached thereto is a true and complete list of the Oil and Gas Properties for which Titus has elected to remediate an adverse environmental condition; (F) that attached thereto is a true and complete list of the Oil
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and Gas Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right or consent right; (G) that attached thereto is a true, complete and executed copy of the closing settlement statement for the Titus Acquisition; and (H) that true and complete executed copies of all Titus Acquisition Documents have been delivered to the Administrative Agent (together with all amendments, supplements, waivers or consents with respect to any provision thereof).
4.6    Lien Releases. The Administrative Agent shall have received (a) evidence satisfactory to it that all Liens on the Titus Acquisition Properties (other than Liens permitted under Section 9.03) have been released or terminated, subject only to the filing of applicable terminations, releases or assignments and (b) duly executed recordable releases and terminations with respect thereto, in form and substance satisfactory to the Administrative Agent.
4.7    Availability. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that, after giving effect to the transactions (including the funding of Loans to occur on the Seventh Amendment Effective Date) contemplated to occur on the Seventh Amendment Effective Date, the positive difference between the Loan Limit and the total Revolving Credit Exposures equals or exceeds $150,000,000.
4.8    Purchase Price Adjustments. (a) The net sum of all downward adjustments to the Purchase Price (as defined in the Titus I PSA) made pursuant to Sections 2.3(a)(i) and 2.3(a)(ii) of the Titus I PSA shall be less than or equal to fifteen percent (15%) of the Transaction Value (as defined in the Titus I PSA) and (b) the net sum of all downward adjustments to the Purchase Price (as defined in the Titus II PSA) made pursuant to Sections 2.3(a)(i) and 2.3(a)(ii) of the Titus II PSA shall be less than or equal to fifteen percent (15%) of the Transaction Value (as defined in the Titus II PSA).
4.9    Seventh Amendment Reserve Reports. The Administrative Agent shall have received the Seventh Amendment Reserve Reports.
4.10    Mortgages. The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Seventh Amendment Reserve Reports on a combined basis.
4.11    Specified Acquisition Agreement Representations. The Specified Acquisition Agreement Representations will be true and correct. As used in this Section 4.11, “Specified Acquisition Agreement Representations” means the representations and warranties made by each of the Titus I Seller and Titus II Seller or their respective subsidiaries or affiliates in the Titus I PSA or Titus II PSA, as applicable, as are material to the interests of the Lenders, but only to the extent that the Borrower or its affiliates have the right to terminate its or their respective obligations under the Titus I PSA or Titus II PSA or otherwise decline to close the Acquisition as a result of a breach of any such representations and warranties or any such representations and warranties not being accurate (in each case, determined without regard to any notice requirement).
4.12    Secretary’s Certificate. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of Parent, the Borrower and each Obligor each setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of Parent, the Borrower or such Guarantor to execute and deliver the Seventh Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Parent, the Borrower or such Obligor (A) who are authorized to sign the Loan
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Documents to which Parent, the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the partnership agreement, the limited liability company agreement, the articles or certificate of incorporation and bylaws or other applicable organizational documents of Parent, the Borrower and such Obligor certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from Parent or the Borrower to the contrary.
4.13    Certificates of Good Standing. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of Parent, the Borrower and each other Obligor.
4.14    Legal Opinion. The Administrative Agent shall have received an opinion of Haynes Boone LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.
4.15    Initial Term Loan Conditions.
(a)    After giving effect to the funding of the Initial Term Loans on the Seventh Amendment Effective Date, the Total Term Loan Exposures shall not exceed the least of the following: (i) the Borrowing Base then in effect minus the Aggregate Elected Borrowing Base Commitments then in effect, (ii) an amount equal to the Aggregate Elected Borrowing Base Commitments then in effect and (iii) an amount equal to the difference of (A) thirty-three and one-third percent (33-⅓%) of the Borrowing Base then in effect minus (B) the Total Term Loan Exposures outstanding immediately prior to the Seventh Amendment Effective Date.
(b)    (i) The conditions contained in Section 6.02 of the Credit Agreement shall be satisfied (it being understood that all references to “such date” or similar language in such Section 6.02 shall be deemed to refer to the Seventh Amendment Effective Date), and (ii) the Borrower shall be in compliance with the Specified Conditions (as defined in the Amended Credit Agreement) on a pro forma basis after giving effect to the making of the Initial Term Loans (as defined in the Credit Agreement as amended by this Seventh Amendment).
(c)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the Effective Date, (i) certifying (A) as to the matters set forth in Section 6.02 and (B) that the Specified Conditions have been satisfied and (ii) attaching thereto reasonably detailed calculations demonstrating compliance with the Specified Conditions.
(d)    The Administrative Agent shall have received from the Borrower at least three (3) U.S. Government Securities Business Days prior to the Seventh Amendment Effective Date a Borrowing Request in the form of Exhibit B attached to this Seventh Amendment requesting Initial Term Loans (as defined in the Amended Credit Agreement) in an aggregate amount not to exceed the Initial Term Loan Commitments (as defined in the Amended Credit Agreement).
(e)    The Administrative Agent shall have received duly executed Notes payable to each Initial Term Lender requesting a Note in a principal amount equal to its Initial Term Loans (as defined in the Credit Agreement as amended by this Seventh Amendment) dated as of the Seventh Amendment Effective Date.
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4.16    KYC. The Administrative Agent shall have received, at least five (5) Business Days prior to the Seventh Amendment Effective Date, all documentation and other information required (including, without limitation, a beneficial ownership certification (or evidence satisfactory to the Administrative Agent that the Borrower is exempt from the reporting requirements of the beneficial ownership regulations), as applicable) requested by the Administrative Agent or any Lender to comply with under applicable “know your customer”, anti-money laundering, beneficial ownership and other similar rules and regulations, including, without limitation, the USA Patriot Act, to the extent such information has been reasonably requested by the Administrative Agent at least ten (10) business days prior to the Seventh Amendment Effective Date.
4.17    No Default. As of the Seventh Amendment Effective Date, no Default shall have occurred and be continuing.
The Administrative Agent is hereby authorized and directed to declare Section 2 of this Seventh Amendment to be effective (and the Seventh Amendment Effective Date shall occur) when it has received documents confirming compliance with the conditions set forth in this Section 4 or the waiver of such condition in accordance with Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Seventh Amendment Effective Date specifying its objection thereto.
Section 5. Post-Closing Title Requirement. On or prior to September 9, 2022 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Seventh Amendment Reserve Reports on a combined basis. The failure by the Borrower to comply with the requirements of this Section 5 of this Seventh Amendment shall constitute an immediate Event of Default.
Section 6. Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under and the Liens granted by, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Seventh Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Seventh Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which
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case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.
6.3    Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Seventh Amendment by facsimile, electronic communications, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.
6.4    NO ORAL AGREEMENT. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS SEVENTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.6    Loan Document. This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
6.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.8    Severability. Any provision of this Seventh Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.9    Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	EARTHSTONE ENERGY HOLDINGS, LLC

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

PARENT:	EARTHSTONE ENERGY, INC.

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	EARTHSTONE OPERATING, LLC

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

SABINE RIVER ENERGY, LLC

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

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INDEPENDENCE RESOURCES TECHNOLOGIES, LLC

By:	/s/ Mark Lumpkin Jr.
Name:	Mark Lumpkin Jr.
Title:	Executive Vice President and Chief Financial Officer

EARTHSTONE PERMIAN, LLC

By:	/s/ Mark Lumpkin Jr.
Name:	Mark Lumpkin Jr.
Title:	Executive Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT, ISSUING BANK, A REVOLVING LENDER AND AN INITIAL TERM LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Michael Real
Name: Michael Real
Title: Managing Director
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LENDER:	ROYAL BANK OF CANADA, as a Revolving Lender and an Initial Term Lender

By: /s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory

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LENDER:	TRUIST BANK, as a Revolving Lender and an Initial Term Lender

By: /s/ James Giordano
Name: James Giordano
Title: Managing Director

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LENDER:	CITIZENS BANK, N.A., as a Revolving Lender and an Initial Term Lender

By: /s/ Cameron Spence
Name: Cameron Spence
Title: Vice President

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LENDER:	KEYBANK NATIONAL ASSOCIATION, as a Revolving Lender and an Initial Term Lender

By: /s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

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LENDER:	PNC BANK, NATIONAL ASSOCIATION, as a Revolving Lender and an Initial Term Lender

By: /s/ Molly Callas
Name: Molly Callas
Title: Senior Vice President

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LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Revolving Lender and an Initial Term Lender

By: /s/ John C. Lozano
Name: John C. Lozano
Title: Senior Vice President

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LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Revolving Lender and an Initial Term Lender

By: /s/ Dan Condley
Name: Dan Condley
Title: Managing Director

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LENDER:	FIRST HORIZON BANK, as a Revolving Lender

By: /s/ Stacy Goldstein
Name: Stacy Goldstein
Title: Senior Vice President

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LENDER:	COMERICA BANK, as a Revolving Lender

By: /s/ Britney P. Geidel
Name: Britney P. Geidel
Title: Assistant Vice President
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LENDER:	BANK OF AMERICA, N.A., as a Revolving Lender

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director
    Signature Page – Seventh Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

NEW LENDER:	MIZUHO BANK, LTD., as a Revolving Lender and an Initial Term Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

    Signature Page – Seventh Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

EXHIBIT A

CREDIT AGREEMENT

dated as of

November 21, 2019

Among

EARTHSTONE ENERGY HOLDINGS, LLC,
as Borrower,

EARTHSTONE ENERGY, INC.,
as Parent

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank,

ROYAL BANK OF CANADA,
as Syndication Agent,

TRUIST BANK, CITIZENS BANK, N.A.,
KEYBANK NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION,
FIFTH THIRD BANK, PNC BANK, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A. AND MIZUHO BANK, LTD.
as Documentation Agents,

and

The Lenders Party Hereto
________________________________

WELLS FARGO SECURITIES, LLC, RBC CAPITAL MARKETS, TRUIST SECURITIES, INC., CITIZENS BANK, N.A., KEYBANC CAPITAL MARKETS INC., U.S. BANK NATIONAL ASSOCIATION, FIFTH THIRD BANK, PNC CAPITAL MARKETS LLC,
BANK OF AMERICA SECURITIES, INC. AND MIZUHO BANK, LTD.
Joint Lead Arrangers and Joint Bookrunners
________________________________
________________________________

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I    List of Maximum Credit Amounts
Annex II    List of Initial Term Loan Commitments

Exhibit A-1    Form of Note (Revolving Loans)
Exhibit A-2    Form of Note (Term Loans)
Exhibit B-1    Form of Borrowing Request
Exhibit B-2    Form of Swingline Loan Notice

Exhibit C    Form of Interest Election Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Security Instruments
Exhibit F    Form of Guaranty Agreement
Exhibit G    Form of Assignment and Assumption
Exhibit H     Form of Lender Certificate
Exhibit I    Form of Solvency Certificate
Exhibit J    Form of Consolidated Cash Balance Certificate

Schedule 7.05    Litigation
Schedule 7.14    Subsidiaries
Schedule 7.18    Gas Imbalances; Take or Pay; Other Prepayments
Schedule 7.19    Marketing Agreements
Schedule 7.20    Swap Agreements
Schedule 7.25    Accounts
Schedule 9.05    Investments

    v

    THIS CREDIT AGREEMENT dated as of November 21, 2019, is among Earthstone Energy Holdings, LLC, a limited liability company duly formed and existing under the laws of the state of Delaware (the “Borrower”); Earthstone Energy, Inc., a Delaware corporation (“Parent”); each of the Lenders from time to time party hereto; Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as Issuing Bank; Royal Bank of Canada, as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”); and Truist Bank, Citizens Bank, N.A., KeyBank National Association, U.S. Bank National Association, Fifth Third Bank, PNC Bank, National Association, Bank of America, N.A. and Mizuho Bank, Ltd., as documentation agents for the Lenders (each, in such capacity, together with its successors in such capacity, a “Documentation Agent”).
RECITALS
A.    The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.
B.    The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.
C.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01    Terms Defined Above.
As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Lenders” has the meaning ascribed such term in Section 2.07(g)(ii).
“Adjusted Term SOFR” means, for any Interest Period, the rate per annum equal to (a) Term SOFR for such Interest Period plus (b) the Term SOFR Adjustment.
“Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “Simple SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any Simple SOFR Determination Day, SOFR in respect of such Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (ii) the Simple SOFR Adjustment and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agents; and “Agent” means either the Administrative Agent, the Syndication Agent or a Documentation Agent, as the context requires.
“Aggregate Elected Borrowing Base Commitments” means (a) on the Seventh Amendment Effective Date, $1,200,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.07(g).
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. As of the Sixth Amendment Effective Date, the Aggregate Maximum Credit Amounts of the Lenders is $3,000,000,000.
“Agreement” means this Credit Agreement, including any schedules and exhibits hereto, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, and as the same may from time to time be amended, modified, supplemented or restated.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) Adjusted Daily Simple SOFR in effect on such day plus 1.00% (provided that clause (c) shall not be applicable during any period in which Adjusted Daily Simple SOFR is unavailable or unascertainable). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR, respectively. Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 1.00%.
“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to Parent, the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Margin” means, for any day, with respect to:

(a) any ABR Revolving Loan, Term SOFR Revolving Loan or Daily Simple SOFR Revolving Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
	<25%	≥25%, but <50%	≥50%, but <75%	≥75%, but <90%	≥90%
ABR Revolving Loans	1.25%	1.50%	1.75%	2.00%	2.25%
Term SOFR Revolving Loans and Daily Simple SOFR Revolving Loans	2.25%	2.50%	2.75%	3.00%	3.25%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then, if so elected by the Majority Lenders, the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level;
(b)     any Initial Term Loan, that is: (i) a SOFR Loan, a rate per annum equal to 3.25% and (ii) an ABR Loan, a rate per annum equal to 2.25% (in each case, the “Initial Term Loan Applicable Margin”); provided that the Initial Term Loan Applicable Margin will increase by an additional 0.25% following each 180 day period immediately following the funding of the Initial Term Loan; and
(c)    any Term Loan (other than the Initial Term Loans), the rate per annum as set forth in the applicable Term Loan Amendment.
“Applicable Maturity Date” means, when used in reference to any Loan, the Maturity Date applicable to such Loan.
“Applicable Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Revolving Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that if the Revolving Commitments have terminated or expired, each Revolving Lender’s Applicable Revolving Percentage shall be determined based upon the Revolving Commitments most recently in effect.
“Applicable Term Loan Percentage” means, with respect to any Term Lender, the percentage of the aggregate Term Commitments of all Term Lenders represented by such Term Lender’s Term Commitment (or, if the Term Commitments have terminated or expired, the percentage of the Total Term Loan Exposures represented by such Term Lender’s Term Loan Exposure at such time).
“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender; (b) BP Energy Company, a Delaware corporation and any Affiliate thereof; (c) Shell Energy North America (US), L.P., a Delaware limited partnership and any Affiliate thereof; and (d) any other Person if such Person or its credit support provider has a long term senior unsecured debt rating of A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means an Approved Revolving Fund or an Approved Term Fund, or both, as the context may require.
“Approved Revolving Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Revolving Lender, (b) an Affiliate of a Revolving Lender or (c) an entity or an Affiliate of an entity that administers or manages a Revolving Lender.
“Approved Term Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Term Lender, (b) an Affiliate of a Term Lender or (c) an entity or an Affiliate of an entity that administers or manages a Term Lender.
“Approved Petroleum Engineers” means (a) Cawley Gillespie & Associates, Inc., (b) Netherland, Sewell & Associates, Inc., (c) Ryder Scott Company Petroleum Consultants, L.P. and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
“April 2021 Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Arrangers” means, collectively, Wells Fargo Securities, LLC, RBC Capital Markets, Truist Securities, Inc., Citizens Bank, N.A., KeyBanc Capital Markets Inc., U.S. Bank National Association, Fifth Third Bank, PNC Capital Markets LLC, Bank of America Securities, Inc. and Mizuho Bank, Ltd., in their capacities as the joint lead arrangers and joint bookrunners hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.
“Available Borrowing Base” means, at any time, the amount of the Borrowing Base then in effect minus the Total Term Loan Exposures.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).
“Availability Period” means the period from and including the Effective Date to but excluding the Revolving Termination Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to any Person under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation); provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, the Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.12(c).
“Borrowing Base Deficiency” occurs at any time if the sum of (a) the total Revolving Credit Exposures plus (b) the Total Term Loan Exposures exceeds the Borrowing Base then in effect. The amount of any Borrowing Base Deficiency is the amount by which the sum of (a) total Revolving Credit Exposures plus (b) the Total Term Loan Exposures exceeds the Borrowing Base then in effect.
“Borrowing Base Properties” means the Oil and Gas Properties of the Loan Parties included in the most recently delivered Reserve Report hereunder.
“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of all Lenders plus the Total Term Loan Exposures on such day, and the denominator of which is the Borrowing Base in effect on such day.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Houston, Texas are closed.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases or finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. For the avoidance of doubt, any lease that would have been characterized as an operating lease in accordance with GAAP prior to the date of the Borrower’s adoption of ASC 842 (whether or not such lease was in effect on such date) shall not be a Capital Lease, and any such lease shall be, for all purposes of this Agreement (including, for the avoidance of doubt, financial covenant calculations under Section 9.01), treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Borrower’s adoption of ASC 842.
“Cash Equivalents” means, collectively Investments permitted pursuant to Sections 9.05(c)-(f).
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services.
“Cash Receipts” means all cash received by or on behalf of the Borrower or any Restricted Subsidiary, including without limitation: (a) amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Borrower or any Restricted Subsidiary; (c) proceeds from Loans; and (d) any other cash received by or on behalf of the Borrower or any Restricted Subsidiary from whatever source (including amounts received in respect of the Liquidation of any Swap Agreement and amounts received in respect of any disposition of Property).
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Restricted Subsidiaries having a fair market value in excess of a dollar amount equal to five percent (5%) of the then effective Borrowing Base.
“Change in Control” means the occurrence of any of the following: (i) Parent ceasing to be the sole managing member of the Borrower, or otherwise ceasing to Control the Borrower; (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (1) nominated nor approved by the board of directors of Parent nor (2) appointed by directors so nominated or approved; or (iv) a “Change of Control” or similar defined term (as defined in the documentation governing Permitted Additional Debt or any Permitted Refinancing Debt incurred in respect thereof).
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, issued or implemented.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to

Commitments, refers to whether such Commitments are Revolving Commitments, Term Commitments or Extended Term Commitments of a given Term Loan Extension Series and (c) when used with respect to Loans, refers to whether such Loans are Revolving Loans, Term Loans or Extended Term Loans of a given Term Loan Extension Series. Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans. There shall be no more than an aggregate of three Classes of term loan facilities under this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” means all Property which is subject to a Lien under one or more Security Instruments.
“Commitment” means, with respect to any Lender, such Lender’s Term Commitment, Extended Term Commitment or Revolving Commitment, as applicable.
“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.
“Commodity Account” has the meaning assigned to such term in the UCC.
“Commodity Contract” has the meaning assigned to such term in the UCC.
“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and Cash Equivalents, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Restricted Subsidiaries less (b) the sum of (i) any restricted cash or Cash Equivalents to pay bona fide royalty obligations, working interest obligations, production payments, vendor payments, suspense payments, severance and ad valorem taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower or any Restricted Subsidiary to third parties and for which the Borrower or such Restricted Subsidiary either (x) has issued checks or has initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Borrower or such Restricted Subsidiary) or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) Business Days thereafter, (ii) other amounts permitted to be paid by the Borrower or its Restricted Subsidiaries in accordance with this Agreement and the other Loan Documents for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (but which amounts have not, as of such time, been subtracted from the balance in the relevant account of the Borrower or such Restricted Subsidiary), (iii) while and to the extent refundable, any cash or Cash Equivalents held by the Borrower or any Restricted Subsidiary constituting purchase price deposits pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (iv) any cash or Cash Equivalents held by the Borrower or any Restricted Subsidiary in good faith to fund any customary deposit in the nature of earnest money with respect to, or the purchase price of, any future acquisition permitted under this Agreement, (v) any cash constituting proceeds from an issuance of common Equity Interests (other than Disqualified Capital Stock) of, or additional common equity contributions to, the Borrower (such amounts described in this clause (v), “Cash Equity Proceeds”); provided that such Cash Equity Proceeds shall be excluded from the calculation of Consolidated Cash Balance (a) only so long as (1) such Cash Equity Proceeds are to be used for the sole purpose of acquiring Oil and Gas Properties (a “Use of Proceeds”) and (2) the Borrower notifies the Administrative Agent, substantially contemporaneously with the receipt of such Cash Equity Proceeds, of the intended Use of Proceeds and (b) only during the period from and including the date such Cash Equity Proceeds are received by the Borrower to but excluding the earlier to occur of (1) the date that is 30 days following the date such Cash Equity Proceeds are received by the Borrower and (2) the date on which the definitive acquisition agreement for the acquisition relating to such Use of Proceeds is terminated for any reason, (vi) cash held to cash collateralize Letters of Credit and (vii) any proceeds of a Borrowing made in the preceding 5 Business Days, which the Borrower expects to use to fund the purchase price or deposits of any acquisition permitted under this Agreement (to the extent such use of proceeds is certified to by the Borrower in the applicable Borrowing Request).
“Consolidated Cash Balance Threshold” means, at any time, the greater of (a) $125,000,000 and (b) 10% of the Loan Limit then in effect.
“Consolidated Leverage Ratio” means, as at the last day of any relevant period, the ratio of (a) Consolidated Total Debt on such day to (b) EBITDAX for such period.
“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except, in the case of the foregoing clause (a), to the extent of the amount of dividends or distributions actually paid in cash during such period by such Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be (other than any Pass-Through Restricted Payment Related Proceeds actually paid by the Borrower pursuant to a Pass-Through Restricted Payment); (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Consolidated Restricted Subsidiaries; (d) any extraordinary, unusual or non-recurring gains or losses during such period; (e) any non-cash gains or losses or positive or negative adjustments under FASB ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns. For the purposes of calculating Consolidated Net Income for any Reference Period, (i) if during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition, the Consolidated Net Income for such Reference Period shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such Reference Period, (ii) if during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made a Material Acquisition, the Consolidated Net Income for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (iii) if during such Reference Period a Consolidated Subsidiary shall be redesignated as either a Consolidated Unrestricted Subsidiary or a Consolidated Restricted Subsidiary, the Consolidated Net Income shall be calculated after giving pro forma effect to such redesignation, as if such redesignation had occurred on the first day of such Reference Period.
“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.
“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Consolidated Total Assets” means, at any date, the aggregate total assets of the Borrower and the Consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt” means, at any date, the aggregate principal amount of Debt of the Borrower and its Consolidated Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, consisting of Debt for borrowed money, obligations under Capital Leases or purchase money debt, debt obligations evidenced by bonds, bankers’ acceptances, debentures, notes, loan agreements or other similar instruments or obligations in respect of unreimbursed drawings under any letter of credit.
“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for the Administrative Agent’s exclusive control of a Deposit Account, Securities Account or Commodity Account, as applicable, after notice as provided therein, executed and delivered by the Borrower or a Restricted Subsidiary, as applicable, and the applicable securities intermediary (with respect to a Securities Account), bank (with respect to a Deposit Account) or commodity intermediary (with respect to a Commodity Account), in each case at which such relevant account is maintained.
“Controlled Investment Affiliate” means, with respect to any Person, any other Person (including, without limitation, any fund or investment vehicle) that (i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and (ii) is organized primarily for the purpose of making equity or debt investments in one or more companies.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) the unused Revolving Commitments of such Lender, (b) the Revolving Credit Exposure of such Lender and (c) the Term Loan Exposure of such Lender at such time.
“Daily Simple SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Daily Simple SOFR (other than pursuant to the Adjusted Daily Simple SOFR component of the definition of “Alternate Base Rate”), as provided in Section 3.02(b).
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (other than accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services from time to time incurred in the ordinary course of business which are not greater than one hundred and eighty (180) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (i) Disqualified Capital Stock; and (j) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The amount of Debt of any Person for purposes of clause (f) shall (unless such Debt has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding the foregoing, “Debt” shall not include any obligation arising from agreements of the Borrower or any Restricted Subsidiary providing for customary indemnification, adjustment of purchase price, earn-outs (to the extent not included as a liability on the balance sheet of such Person under GAAP) and holdbacks, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Restricted Subsidiary in a transaction permitted by this Agreement.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business

Days after request by the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, any Issuing Bank’s, the Swingline Lender’s or such other Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or whose Lender Parent has, become the subject of a Bankruptcy Event or a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deposit Account” has the meaning assigned to such term in the UCC.
“Disposition” means with respect to any Property, any sale, lease, sale and leaseback transaction, assignment, farmout, exchange, conveyance, transfer or other disposition (including by way of a merger or consolidation) of such Property or any interest therein; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the earlier of (a) the Latest Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EBITDAX” means, for any period, Consolidated Net Income for such period plus to the extent not otherwise added to Consolidated Net Income, the aggregate amount of dividends and distributions actually paid in cash during such period to the Borrower and its Restricted Subsidiaries by (x) any Unrestricted Subsidiary or (y) any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), in the case of each of the foregoing clauses (x) and (y), with respect to its Equity Interests, plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: the sum of (a) (i) interest expense, (ii) income taxes, franchise or similar taxes, and (iii) depreciation, depletion, amortization, exploration and abandonment expenses, (b) distributions in connection with Equity Interests owned by management employees of the Borrower and its Restricted Subsidiaries permitted under this Agreement; (c) any actual expenses or charges directly incurred in connection with any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Debt permitted to be incurred hereunder (including, for the avoidance of doubt, Debt under the Loan Documents) including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including any Transaction Expenses, in an aggregate amount not to exceed five percent (5%) of EBITDAX (prior to giving effect thereto) for any period of four consecutive fiscal quarters of the Borrower, and provided that the Borrower has delivered to the Administrative Agent a certificate from a Financial Officer of the Borrower certifying, in good faith, as to such expenses or charges, in such detail, and together with such supporting documentation therefor, as may be reasonably requested by the Administrative Agent; (d) solely to the extent (i) covered by indemnification provisions in any agreement and (ii) actually reimbursed, expenses incurred in connection with any Disposition or other Investment permitted hereunder; (e) any extraordinary, unusual or nonrecurring expenses or losses to the extent such amounts are non-cash; and (f) all other noncash charges, minus the sum of (1) all noncash income added to Consolidated Net Income; (2) gains on asset Dispositions, disposals and abandonments outside of the ordinary course of business and (3) to the extent not otherwise deducted from Consolidated Net Income, the aggregate amount of all Pass-Through Restricted Payment Related Proceeds of Unrestricted Subsidiary Cash Distributions received by the Borrower or any Restricted Subsidiary during such period in an amount equal to the aggregate amount of Pass-Through Restricted Payments actually made by the Borrower or any Restricted Subsidiary pursuant to Pass-Through Restricted Payments during such period. For the purposes of calculating EBITDAX for any Reference Period, (i) if during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition, EBITDAX for such Reference Period shall be reduced by an amount equal to the EBITDAX (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDAX (if negative) attributable thereto for such Reference Period, (ii) if during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made a Material Acquisition, EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (iii) if during such Reference Period a Consolidated Subsidiary shall be redesignated as either a Consolidated Unrestricted Subsidiary or a Consolidated Restricted Subsidiary, EBITDAX shall be calculated after giving pro forma effect to such redesignation, as if such redesignation had occurred on the first day of such Reference Period. Notwithstanding anything herein to the contrary: EBITDAX for the Reference Period ending on June 30, 2022 shall be calculated by multiplying EBITDAX for the fiscal quarter ending on such date by four (4); EBITDAX for the Reference Period ending on September 30, 2022 shall be calculated by multiplying EBITDAX for the two consecutive fiscal quarters ending on such date by two (2); and EBITDAX for the Reference Period ending on December 31, 2022 shall be calculated by multiplying EBITDAX for the three consecutive fiscal quarters ending on such date by four-thirds (4/3).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“EnCap” means, collectively, (i) EnCap Partners, LLC, EnCap Energy Capital Fund VII, L.P., EnCap Energy Capital Fund VI, L.P., EnCap VI-B Acquisitions, L.P., EnCap Energy Capital Fund V, L.P., EnCap V-B Acquisitions, L.P., EnCap Energy Capital Fund VII, L.P., EnCap Energy Capital Fund IX, L.P., and any of their respective Controlled Investment Affiliates and (ii) Bold Energy Holdings, LLC (for so long as it is wholly owned by EnCap Energy Capital Fund IX, L.P. and its Controlled Investment Affiliates).
“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“Erroneous Payment” has the meaning assigned thereto in Section 11.13(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.13(d).
“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 11.13(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory or common law landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that at no time shall such sums being contested exceed in the aggregate $20,000,000; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of any material Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, encroachments, protrusions, reservations and other similar encumbrances in any Property of the Borrower or any Restricted Subsidiary that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash, Cash Equivalents, or securities pledged to secure performance of tenders, surety, stay, customs and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business covering only the Property under lease; (j) licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries; (k) consisting of an agreement to Dispose of any property in a Disposition permitted under this Agreement; (l)

any interest or title of a lessor, sublessor, licensor or sublicensor under licenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (n) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code on the items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (o) Liens that are contractual rights of setoff relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Debt; and (p) restrictions resulting from any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case, which do not and will not interfere with or affect in any material respect the use, value or operations of any real Property or the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (and not stayed) and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Excluded Accounts” means (a) segregated Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the IRS or state or local government agencies with respect to employees of the Borrower or any Restricted Subsidiary, (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Borrower or any Restricted Subsidiary, (iii) cash constituting purchase price deposits held in escrow by or on behalf of the Borrower or any Restricted Subsidiary pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits and (iv) royalty, overriding royalty or net profits interest suspense amounts due and owing to unaffiliated third parties in connection with the Borrower’s and Restricted Subsidiaries’ royalty, overriding royalty or net profits interest payment obligations owing to such third parties, (b) segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary, (c) fiduciary or trust Deposit Accounts and any other Deposit Accounts that are contractually obligated to be segregated from the other assets of any Loan Party for the benefit of unaffiliated third parties, (d) “zero balance” accounts and (e) any other Deposit Accounts, Securities Accounts and Commodity Accounts so long as the aggregate balance for all such Deposit Accounts, Securities Accounts and Commodity Accounts does not exceed $35,000,000 at any time.
“Excluded Swap Obligations” has the meaning assigned to such term in the Guaranty Agreement.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender or Administrative Agent, any U.S. federal withholding Tax that is imposed on amounts payable (i) to or for the account of such Lender with respect to an applicable interest in the Loan or Commitment or (ii) to the Administrative Agent for its own account, in each case, pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request under Section 5.04 or Section 5.05), (B) such Lender changes its lending office or (C) the Administrative Agent becomes a party to this Agreement, except to the extent that such Lender or Administrative Agent (or, in each case, its assignor, if any) was entitled, at the time of assignment or designation of a new lending office to receive additional amounts with respect to such withholding Tax pursuant to Section 5.03, (c) Taxes attributable to such recipient’s failure to comply with Section 5.03(e) and (e) any withholding Tax that is imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of May 9, 2017, by and among the Borrower, as borrower, Earthstone Operating, LLC, EF Non-Op, LLC, Sabine River Energy, LLC, Earthstone Legacy Properties, LLC, Lynden USA Operating, LLC, Bold Energy III LLC, Bold Operating, LLC and each of the other guarantors party thereto, as guarantors, each of the lenders party thereto, and BOKF, as administrative agent, as heretofore amended, modified and supplemented.
“Extended Term Loan Facility” means any Extended Term Loans of a given Term Loan Extension Series.
“Extended Term Loans” has the meaning set forth in Section 2.11(a)(ii).
“Extending Term Lender” has the meaning set forth in Section 2.11(a)(ii).
“Extension Amendment” has the meaning set forth in Section 2.11(d).
“Facility” means each of (a) any Term Loan Facility, (b) any Extended Term Loan Facility and (c) the Revolving Commitments and the extensions of credit made thereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) (1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the Fee Letter, dated as of November 12, 2019, among the Administrative Agent, the Arrangers, Royal Bank of Canada and the Borrower.
“Fifth Amendment” means that certain Amended and Restated Fifth Amendment to Credit Agreement, dated as of January 30, 2022, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” has the meaning assigned to such term in the Fifth Amendment.

“Financial Officer” means, for any Person, the chief financial officer, vice president of finance, principal accounting officer, treasurer, controller or other natural person principally responsible for the financial matters of such Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of Parent and its consolidated subsidiaries referred to in Section 7.04(a).
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of September 28, 2020, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of September 17, 2021, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” has the meaning assigned to such term in the Fourth Amendment.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Good and Defensible Title” means title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.
“Guarantor” means a Restricted Subsidiary or other Person (including Parent) that, in each case, is a party to the Guaranty Agreement as a “Guarantor” (as defined in the Guaranty Agreement) and guarantees the Obligations (including pursuant to Section 6.01 or Section 8.13(b)).

“Guaranty Agreement” means, collectively, the Guarantee and Collateral Agreement executed by the Borrower and the Subsidiary Guarantors in substantially the form attached hereto as Exhibit F and the Guarantee executed by Parent in favor of the Administrative Agent.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Loan Parties and their Restricted Subsidiaries.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary.
“Increase Effective Date” has the meaning ascribed such term in Section 2.07(g)(ii).
“Increase Notice” has the meaning ascribed such term in Section 2.07(g)(ii).
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor.
“Initial Reserve Report” means the Reserve Report prepared by the Borrower’s internal petroleum engineers, evaluating the proved Oil and Gas Properties of the Borrower and its Restricted Subsidiaries as of November 1, 2019.
“Initial Term Lenders” means the Persons listed on Annex II and any Person that shall have become a party hereto pursuant to an Assignment and Assumption with respect to which all or a portion of an Initial Term Loan is assigned to such Person, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder on the Seventh Amendment Effective Date. The amount of each Initial Term Lender’s Commitment on the Seventh Amendment

Effective Date is set forth on Annex II. The aggregate amount of the Initial Term Lenders’ Initial Term Loan Commitments on the Seventh Amendment Effective Date is $250,000,000.
“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(b).
“Initial Term Loan Maturity Date” means the Revolving Maturity Date.
“Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent, the representative on behalf of any Junior Lien Debt holders, the Borrower, the Guarantors and the other parties party thereto from time to time, in form and substance reasonably acceptable to the Administrative Agent, the Majority Lenders and the Borrower.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan (including, for the avoidance of doubt, a Swingline Loan) or Daily Simple SOFR Loan, the last day of each March, June, September and December and the Applicable Maturity Date and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Applicable Maturity Date.
“Interest Period” means, as to each Term SOFR Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Term SOFR Borrowing and ending on (a) the date that is one week, one month, three months or six months thereafter, or (b) upon consent of all Lenders, such date thereafter as may be requested by the Borrower in its Borrowing Request or Interest Election Request, as applicable; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period (other than a one week Interest Period) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) no Interest Period shall extend beyond the Applicable Maturity Date; and (iv) no tenor that has been removed from this definition pursuant to Section 3.03(b) shall be available for specification in any Borrowing Request or any Interest Election Request.
“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
“Issuing Bank” means (i) Wells Fargo, in its capacity as an issuer of Letters of Credit hereunder, (ii) Royal Bank of Canada, in its capacity as an issuer of Letters of Credit hereunder, and (iii) any other Lender acceptable to the Administrative Agent and the Borrower that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in its capacity as an issuer of Letters of Credit hereunder, and, in the case of each of the foregoing clauses (i), (ii) and (iii), its successors in such capacity as provided in Section 2.08(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References herein and in the Loan Documents to the “Issuing Bank” shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
“Junior Lien” means a Lien on the Collateral (other than Liens securing the Obligations) that is subordinated to the Liens granted under the Loan Documents pursuant to the Intercreditor Agreement (it being understood that, subject to the terms of the Intercreditor Agreement and Section 9.03, Junior Liens are not required to be pari passu with other Junior Liens, and that Debt secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).
“Junior Lien Debt” means Debt of the Borrower secured by a Junior Lien and any Permitted Refinancing Debt in respect thereof secured by a Junior Lien; provided that such Debt is permitted to be incurred and remain outstanding pursuant to Section 9.02(h) or Section 9.02(i) and any Liens securing such Debt are permitted pursuant to Section 9.03(e).
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Term Loan, Extended Term Loan, Revolving Loan, Term Commitment, Extended Term Commitment or Revolving Commitment, in each case, as extended in accordance with this Agreement from time to time.
“LC Commitment” means, as to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit hereunder. The amount of the LC Commitment of (a) Wells Fargo on the Sixth Amendment Effective Date is equal to $50,000,000; (b) Royal Bank of Canada on the Sixth Amendment Effective Date is equal to $50,000,000; and (c) any other Lender that is an Issuing Bank, is the amount agreed to in writing by such Issuing Bank as its LC Commitment hereunder; provided that the amount of the LC Commitment of any Issuing Bank may be changed after the Effective Date in a written agreement between the Borrower and the applicable Issuing Bank (which agreement shall be promptly delivered to the Administrative Agent upon execution).
“LC Sublimit” at any time means $100,000,000.
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time.
“LC Fronting Exposure” means, with respect to any Issuing Bank at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Lender Certificate” has the meaning ascribed such term in Section 2.07(g)(ii).
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means (a) the Revolving Lenders and (b) the Term Lenders.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the applicable Issuing Bank relating to any Letter of Credit.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidate” means, with respect to any Swap Agreement, (a) the sale, assignment, novation, unwind or termination of all or any part of such Swap Agreement or (b) the creation of an offsetting position against all or any part of such Swap Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.
“Liquidity” means, as of any date of determination, the sum of (a) the amount of unrestricted cash and Cash Equivalents of the Borrower on such date that are held in Deposit Accounts and/or Securities Accounts subject to Control Agreements and (b) the amount of the unused Commitments as of such date, minus (c) the amount of any Borrowing Base Deficiency.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and the Fee Letter.
“Loan Limit” means, at any time, the least of (a) the Aggregate Maximum Credit Amounts, (b) the then effective Available Borrowing Base and (c) the then effective Aggregate Elected Borrowing Base Commitments.
“Loan Parties” means, collectively, the Borrower and each Restricted Subsidiary.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Revolving Loans, Swingline Loans, Term Loans and Extended Term Loans.
“Majority Lenders” means, at any time, Lenders having more than fifty percent (50%) of the Total Credit Exposures (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that (a) if at any time there are no more than two Lenders, then all of the Lenders shall constitute the Majority Lenders and (b) the Credit Exposure of each Defaulting Lender (if any) shall be excluded from the determination of Majority Lenders to the extent set forth in Section 4.03(c)(ii).
“Majority Revolving Lenders” means, at any time while no Revolving Loans or LC Exposure are outstanding, Revolving Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts of all Revolving Lenders; and at any time while any Revolving Loans or LC Exposure are outstanding, Revolving Lenders holding more than fifty percent (50%) of the sum of (x) the outstanding aggregate principal amount of the Revolving Loans and participation interests in Letters of Credit and Swingline Exposure of all Revolving Lenders (without regard to any sale by a Revolving Lender of a participation in any Loan under Section 12.04(c)) and (y) the aggregate undrawn Revolving Commitments of all Revolving Lenders; provided that, if at any time there are two or fewer Revolving Lenders, then all Revolving Lenders shall constitute the Majority Revolving Lenders; provided further that the Maximum Credit Amount and the outstanding principal amount of the Revolving Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be excluded from the determination of Majority Revolving Lenders to the extent set forth in Section 4.03(c)(ii).
“Majority Term Lenders” means Term Lenders having more than fifty percent (50%) of the Total Term Loan Exposures at the time of determination (without regard to any sale by a Term Lender of a participation in any Loan under Section 12.04(c)); provided that, if at any time there are two or fewer Term Lenders, then all Term Lenders shall constitute the Majority Term Lenders.
“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of ten percent (10%) of the then effective Borrowing Base.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, assets, operations, Property, or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the ability of the Borrower, any Restricted Subsidiary or any Guarantor to perform any of its payment obligations or other material obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender under any Loan Document.
“Material Disposition” means any Disposition of Property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of ten percent (10%) of the then effective Borrowing Base.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.
“Material Subsidiary” means, as of any date, (a) any Subsidiary that owns any Oil and Gas Properties evaluated in the Reserve Report most recently delivered to the Administrative Agent and the Lenders hereunder; and (b) any Restricted Subsidiary that, together with its Restricted Subsidiaries, as of the last day of the fiscal quarter of the Borrower most recently ended, contributed greater than (A) 2.5% of

EBITDAX for such fiscal quarter or (B) 2.5% of Consolidated Total Assets as of such day; provided that in the event that all Immaterial Subsidiaries, taken together, contributed as of the last day of the fiscal quarter of the Borrower most recently ended EBITDAX or Consolidated Total Assets in excess of 5.0% of EBITDAX or Consolidated Total Assets, as applicable, of the Borrower and its Consolidated Restricted Subsidiaries for such quarter, the Borrower shall designate, by written notice to the Administrative Agent, one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 5.0% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Material Subsidiary hereunder, and the Borrower shall cause such designated Material Subsidiaries to comply with Section 8.13(b); provided further that (i) in the event that the Borrower fails to so designate sufficient additional Subsidiaries as “Material Subsidiaries” as aforesaid, the Administrative Agent may, by prior written notice to and in consultation with the Borrower, designate sufficient additional Subsidiaries as “Material Subsidiaries” on the Borrower’s behalf, whereupon such Subsidiaries shall constitute “Material Subsidiaries” for all purposes of this Agreement and (ii) the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries (to the extent otherwise constituting Immaterial Subsidiaries) so long as Borrower is in compliance with the foregoing after giving pro forma effect to such designation.
“Maturity Date” means the Term Loan Maturity Date or the Revolving Maturity Date, as applicable.
“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) increased or reduced from time to time pursuant to Section 2.07(g)(ii)(C) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).
“Minimum Extension Condition” has the meaning set forth in Section 2.11.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any Property owned by the Borrower or any Subsidiary Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means the promissory notes of the Borrower described in Section 2.02(d), together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“Obligations” means (a) any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, any Arranger, any Issuing Bank, the Swingline Lender, any Lender or any Related Party of any of the foregoing under any Loan Document (and, with respect to the Swingline Lender, under any Sweep Agreement); (b) all Secured Swap Obligations; (c) all Secured Cash Management Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Obligations” shall include the unpaid principal of and interest on the Loans and LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, payments in respect of an early termination of Secured Swap Obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Borrower, any Restricted Subsidiary or any Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury, and any successor thereto.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Loan Parties.
“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement and any other Loan Document, except any such taxes, charges or similar levies that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 5.04 or Section 5.05).
“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(ii).
“Pass-Through Restricted Payment” has the meaning assigned to such term in Section 9.04(a)(vi).
“Pass-Through Restricted Payment Related Proceeds” has the meaning assigned to such term in Section 9.04(a)(vi).
“Permitted Acquisition” means any acquisition after the Effective Date (whether by purchase, merger, amalgamation, consolidation or otherwise) by the Borrower or any Subsidiary Guarantor in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of all of the Equity Interests, Property or any combination thereof) of any other Person if each such acquisition meets all of the following requirements:
(a)    no less than three (3) Business Days (or such shorter time as the Administrative Agent may agree in its sole discretion) prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent (i) a written notice, which shall include the proposed closing date of such acquisition, (ii) the purchase, sale or transfer agreements for such acquisition, (iii) historical financial information with respect to the issuer of Equity Interests that are acquired and (iv) a certificate of a Financial Officer of Parent and the Borrower setting forth reasonably detailed calculations demonstrating pro forma compliance of the Borrower with Section 9.01(a) immediately after giving effect to such acquisition;
(b)    immediately after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 9.06;
(c)    such acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired;
(d)    if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 8.13(b), a Guarantor;
(e)    such acquisition shall result in the Administrative Agent, for the benefit of the Lenders, being granted a security interest in any Equity Interests or any assets so acquired when and to the extent required by Section 8.13(b);
(f)    immediately after giving effect to such acquisition, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing; and
(g)    immediately after giving effect to such acquisition the Borrower is in pro forma compliance with Section 9.01(a) (using (A) Consolidated Total Debt outstanding on such date and (B) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available).
“Permitted Acquisition Consideration” means in connection with any Permitted Acquisition, the aggregate amount (as valued at the fair market value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Debt and/or guarantee obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Debt incurred or assumed in connection with such Permitted Acquisition; provided, in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof for the Borrower or its Restricted Subsidiaries.
“Permitted Additional Debt” means (a) any unsecured Debt (including the Specified Existing Notes) of the Borrower or a Guarantor incurred after the Effective Date under Section 9.02(g) and (b) any Junior Lien Debt of the Borrower or a Guarantor incurred after the Effective Date under Section 9.02(h).
“Permitted Additional Debt Documents” means any credit agreement, notes, indenture, agreement, instrument or other definitive document (including the Specified Existing Notes Indenture) governing, evidencing or related to, or securing, guaranteeing or otherwise providing credit support for, any Permitted Additional Debt, as the same may be amended, modified or supplemented to the extent permitted by Section 9.04(b).
“Permitted Holders” means (i) EnCap and (ii) such other Persons as the Majority Lenders shall expressly consent to in writing as “Permitted Holders”.
“Permitted Parent Payments” means the distribution by the Borrower to Parent from time to time of amounts necessary to fund the payment by or reimbursement of Parent of (i) its general corporate operating and overhead costs and expenses in the ordinary course of business and (ii) expenses related to the registration and offering of securities (in either case, including any such fees, costs or expenses of independent auditors, reserve engineers and legal counsel to Parent or such other entity, fees and expenses (including franchise, excise or similar taxes) required to maintain its corporate existence and customary salary, bonus and other benefits payable to its directors, officers and employees), to the extent such costs and expenses are reasonably attributable or related to the ownership of the Borrower and its Subsidiaries.
“Permitted Refinancing Debt” means Debt or Debt securities (whether registered or privately placed and whether convertible into Equity Interests or not), issued or incurred by the Borrower pursuant to Permitted Refinancing Documents (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of any Permitted Additional Debt or any Permitted Refinancing Debt in respect thereof (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or to the extent the amount of outstanding principal thereof increases, so long as the Borrower is in compliance with Section 9.02(g) or Section 9.02(h), as applicable, and the Borrowing Base has been adjusted pursuant to Section 2.07(f)), and (ii) an amount necessary to pay any fees and expenses, including premiums and original issue discount, related to such exchange or refinancing; (b) such new Debt does not have any scheduled principal amortization prior to the date which is ninety-one (91) days after the Latest Maturity Date as in effect on the date such new Debt is incurred; (c) such new Debt does not mature sooner than the date which is ninety-one (91) days after the Latest Maturity Date as in effect on the date such new Debt is incurred; (d) such new Debt does not add scheduled recurring fees, add call or prepayment premiums materially less favorable to Parent, the Borrower and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower, or shorten any period for the payment of interest; (e) no Subsidiary or other Person is required to guarantee such new Debt unless such Subsidiary or other Person has guaranteed the Obligations pursuant to the Guaranty Agreement; (f) if such new Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (g) such new Debt and any guarantees thereof are on terms, taken as a whole, not materially less favorable to Parent, the Borrower and its

Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower; (h) the financing documentation entered into by the Borrower and each of its Subsidiaries and the other Guarantors in connection therewith shall constitute Permitted Refinancing Documents; (i) such new Debt does not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than customary change of control or asset sale tender offer provisions, in each case, to the extent permitted to be applied first to the Obligations); (j) such new Debt is not redeemable at the option of the holder thereof (other than with respect to the conversion of such new Debt into Equity Interests that do not constitute Disqualified Capital Stock) prior to the date which is ninety-one (91) days after the Latest Maturity Date as in effect on the date such new Debt is incurred; (k) if the Refinanced Debt is unsecured, such new Debt shall be unsecured; (l) if the Refinanced Debt is Junior Lien Debt, such new Debt shall be secured only to the extent that (i) the Liens securing such new Debt are Junior Liens permitted pursuant to Section 9.03(e) and (ii) such Debt shall be at all times subject to the Intercreditor Agreement and the Obligations shall be secured on a senior priority basis to such Debt; and (m) if such Refinanced Debt constitutes Term Loans, such new Debt shall comply with Section 2.10.
“Permitted Refinancing Documents” means any credit agreement, notes, indenture, agreement, instrument or other definitive document governing, evidencing or related to, or securing, guaranteeing or otherwise providing credit support for, any Permitted Refinancing Debt, as the same may be amended, modified or supplemented to the extent permitted by Section 9.04(b).
“Permitted Tax Distributions” means (a) with respect to any taxable period or portion thereof for which the Borrower or any its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal or applicable non-U.S., state or local income tax purposes of which a direct or indirect parent of the Borrower (including Parent) is the common parent (a “Tax Group”) or for which the Borrower is a partnership or disregarded entity for U.S. federal or applicable non-U.S., state or local income tax purposes in any applicable taxing jurisdiction that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, the payment of any dividend or distribution by the Borrower to pay the portion of any U.S. federal, non-U.S., state or local income taxes (as applicable) of such Tax Group or such parent for such taxable period or portion thereof that are attributable to the net taxable income of the Borrower and/or the applicable Subsidiaries; provided that for each taxable period, the amount of such dividends or distributions made in respect of such taxable period or portion thereof in the aggregate will not exceed the amount that the Borrower and the applicable Subsidiaries, as applicable, would have been required to pay in respect of such net taxable income as stand-alone taxpayers or a stand-alone Tax Group; and (b) with respect to any taxable period or portion thereof during which the Borrower is a pass-through entity (including a partnership or disregarded entity) for U.S. federal income tax purposes and is not wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, (i) a dividend or distribution by the Borrower to Parent in an amount necessary to allow Parent to satisfy its U.S. federal, state and local and non-U.S. taxes with respect to items of gross income and gain allocated to it in respect of the Borrower’s Series A Redeemable Convertible Preferred Units (the “Preferred Unit Related Taxes”) and (ii) dividends or distributions to holders of Equity Interests in the Borrower, on a pro rata basis, in accordance with the number of  Borrower common units owned by each holder, in such amounts as is necessary to enable Parent to timely satisfy all of the U.S. federal, state and local and non-U.S. tax liabilities of Parent (other than any Preferred Unit Related Taxes), Lynden Energy Corp., a corporation existing under the laws of British Columbia and a wholly owned subsidiary of Parent, and Lynden USA Inc., calculated in the aggregate; provided, that, for the avoidance of doubt, taxable income allocated by the Borrower for any taxable period or portion thereof shall increase as a result of any tax examination, audit or adjustment for any prior taxable period or portion thereof; provided further that dividends or other distributions under clause (a) or clause (b) above in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries for such purpose.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Restricted Subsidiary or an ERISA Affiliate.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
“Qualified ECP Counterparty” means, in respect of any Swap Agreement, the Borrower and each Guarantor that (a) has total assets exceeding $10,000,000 at the time any guarantee of obligations under such Swap Agreement or grant of the relevant security interest to secure such Swap Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).
“Reference Period” means a period of four (4) consecutive fiscal quarters.
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York or any successor thereto.
“Remedial Work” has the meaning assigned to such term in Section 8.09(a).
“Required Lenders” means, at any time, Lenders having at least sixty-six and two-thirds percent (66-⅔%) of the Total Credit Exposures (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that (a) if at any time there are no more than two Lenders, then all of the Lenders shall constitute the Required Lenders and (b) the Credit Exposure of each Defaulting Lender (if any) shall be excluded from the determination of Required Lenders to the extent set forth in Section 4.03(c)(ii).
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person (or in the case of any Person that is a partnership of such Person’s general partner). Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Loan Party or any option, warrant or other right to acquire any such Equity Interests in any Loan Party.
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06, (b) increased or reduced from time to time pursuant to Section 2.07(g) and (c) modified from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 12.04(b). The amount representing each Lender’s Revolving Commitment shall at any time be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Revolving Lender’s Applicable Revolving Percentage of the then effective Available Borrowing Base and (iii) such Revolving Lender’s Applicable Revolving Percentage of the then effective Aggregate Elected Borrowing Base Commitments.
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, its Swingline Exposure and its LC Exposure at such time.

“Revolving Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto with a Revolving Commitment and/or any Revolving Loan pursuant to Section 2.07(g)(ii) or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto with a Revolving Commitment and/or any Revolving Loan pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender and the Issuing Banks.
“Revolving Loans” has the meaning set forth in Section 2.01(a).
“Revolving Maturity Date” means June 2, 2027; provided that if at any time on or after January 14, 2027, if (x) any Specified Existing Notes are outstanding and (y) (a) the unused Revolving Commitments minus (b) the aggregate principal amount of all outstanding Specified Existing Notes is less than 25% of the Commitments then in effect (the first such date on which the circumstances described in this proviso exist, the “Springing Maturity Date”), then the Revolving Maturity Date shall be the Springing Maturity Date.
“Revolving Termination Date” means the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Sixth Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of December 17, 2020, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“Secured Cash Management Agreement” means a Cash Management Agreement between (a) Parent, the Borrower or any Restricted Subsidiary and (b) a Secured Cash Management Provider.
“Secured Cash Management Obligations” means any and all amounts and other obligations owing by Parent, the Borrower or any other Loan Party to any Secured Cash Management Provider under any Secured Cash Management Agreement.
“Secured Cash Management Provider” means a Revolving Lender, an Affiliate of a Revolving Lender, the Administrative Agent or an Affiliate of the Administrative Agent.
“Secured Parties” means, collectively, the Agents, the Lenders, the Issuing Banks, the Arrangers, the Secured Cash Management Providers, and Secured Swap Parties, and “Secured Party” means any of them individually.
“Secured Swap Agreement” means any Swap Agreement between the Borrower or any Restricted Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was, a Revolving Lender or an Affiliate of a Revolving Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person subsequently ceases to be a Revolving Lender (or an Affiliate of a Revolving Lender) for any reason (any such Person, a “Secured Swap Party”); provided that, for the avoidance of doubt, the term “Secured Swap Agreement” shall not include any Swap Agreement or transactions under any Swap Agreement entered into after the time that such Secured Swap Party ceases to be a Revolving Lender or an Affiliate of a Revolving Lender.
“Secured Swap Obligations” means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement (other than Excluded Swap Obligations).
“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.
“Securities Account” has the meaning assigned to such term in the UCC.
“Security Instruments” means the mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates (including the Guaranty Agreement and each Control Agreement) now or hereafter executed and delivered by the Borrower or any other Person (other than Secured Cash Management Agreements, Secured Swap Agreements, Sweep Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement, dated as of August 10, 2022, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” has the meaning given to such term in the Seventh Amendment.
“Simple SOFR Adjustment” a percentage equal to 0.10% per annum.
“Simple SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“Simple SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.
“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of June 2, 2022, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” has the meaning given to such term in the Sixth Amendment.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.
“Specified Conditions” means, as of any date, that: (a) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom; (b) except with respect to the date on which the Initial Term Loans are made, at least 20% of the Revolving Commitments are unused; and (c) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available.

“Specified Existing Notes” means the Borrower’s 8.00% Senior Notes due 2027 outstanding on the Sixth Amendment Effective Date issued pursuant to the Specified Existing Notes Indenture.

“Specified Existing Notes Indenture” means that certain Indenture, dated as of April 12, 2022, among the Borrower, as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

“Springing Maturity Date” has the meaning given to such term in the definition of Revolving Maturity Date.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Guarantor” means any Restricted Subsidiary of the Borrower that is a Guarantor.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future, cap transaction, floor transaction, collar transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, derivative transaction or option or similar agreement or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether exchange traded, “over-the-counter” or otherwise, and whether or not governed by or subject to any master agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial, pricing or weather indices, total return, measures of economic, financial or pricing risk or value; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, (i) no agreement or obligation to physically sell any commodity at any index-based price and (ii) no phantom stock, profits interests or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall, in each case, be a Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Swingline Lender or any other cash management arrangement which the Borrower and the Swingline Lender have executed for purposes of effecting the borrowing and repayment of Swingline Loans.
“Swingline Commitment” means, as to the Swingline Lender, the amount set forth in the Swingline Commitment Agreement as the “Swingline Commitment” provided that the Swingline Commitment shall not exceed $50,000,000. The Swingline Commitment is part of, and not in addition to, the total Commitments.
“Swingline Commitment Agreement” means a written agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and any Person who is a Revolving Lender at the time of such agreement and who agrees to act as the Swingline Lender hereunder. The Swingline Commitment Agreement shall set forth the identity of the Swingline Lender (which Person shall be a Revolving Lender at the time of such agreement) and the amount of the Swingline Commitment, each of which shall be subject to the written consent of the Administrative Agent and the Borrower.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means the Revolving Lender identified as the “Swingline Lender” in the Swingline Commitment Agreement, in its capacity as a lender of Swingline Loans hereunder, together with its successors in such capacity.
“Swingline Borrowing” means a Borrowing of Swingline Loans.
“Swingline Loan” has the meaning assigned to such term in Section 2.09(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.09(b).
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a Borrowing of Term Loans.
“Term Commitment” has the meaning set forth in Section 2.10(a), as the same may be modified from time to time pursuant to any assignment permitted by Section 12.04.
“Term Lenders” means (a) the Initial Term Lenders, (b) any Person that shall become a party hereto with a Term Commitment pursuant to Section 2.10, and (c) any Person that shall become a party hereto pursuant to an Assignment and Assumption with respect to which all or any portion of a Term Loan was assigned to such Person. For the avoidance of doubt, any Term Lender that ceases to have any Term Loan Exposure shall not constitute a Term Lender hereunder.
“Term Loans” means the term loans made to the Borrower by the Term Lenders pursuant to Article II (including the Initial Term Loans), or any portion thereof, as the context requires, and, unless the context otherwise requires, any Extended Term Loan.
“Term Loan Exposure” means, with respect to any Term Lender at any time, the outstanding principal amount of such Term Lender’s Term Loans at such time.
“Term Loan Extension” has the meaning set forth in Section 2.11(a).
“Term Loan Extension Offer” has the meaning set forth in Section 2.11(a).
“Term Loan Extension Series” means the meaning set forth in Section 2.11(a).
“Term Loan Facility” means (a) the Initial Term Loan Facility and (b) any term loan facility established pursuant to Section 2.10 and, unless the context shall otherwise require, shall include any Extended Term Loan Facility.
“Term Loan Facility Closing Date” has the meaning set forth in Section 2.10(d).
“Term Loan Maturity Date” means, (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to any Term Loans (other than the Initial Term Loans), the final maturity date as specified in the applicable Term Loan Amendment and (c) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment.

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period (provided that, if the applicable Interest Period is one week, then, prior to the first date on which the Term SOFR Administrator publishes a Term SOFR Reference Rate for a tenor of one week, the Term SOFR Reference Rate for an Interest Period of one week shall be the Term SOFR Reference Rate for a tenor comparable to an Interest Period of one month) on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Adjustment” means, for any calculation with respect to a Term SOFR Loan, a percentage per annum equal to 0.10%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 3.02(b).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the date upon which the Obligations have been paid in full in cash, the Commitments have been terminated and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, other than with respect to contingent indemnification obligations for which no claim has been made and Letters of Credit that have been cash collateralized or otherwise backstopped to the reasonable satisfaction of the applicable Issuing Banks, in each case, up to an amount equal to 103% of the face amount of such Letters of Credit, or deemed issued under another credit facility.
“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of April 20, 2021, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.
“Total Credit Exposures” means, at any time, the sum of (a) the unused Revolving Commitments of all Lenders, (b) the total Revolving Credit Exposures of all Lenders and (c) the Total Term Loan Exposures.
“Total Term Loan Exposures” means, at any time, the amount of the Term Loan Exposures of all Term Lenders.

“Transaction Expenses” means any costs, charges, fees or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries (or by EnCap or any direct or indirect parent entity of the Borrower and reimbursed by the Borrower) in connection with (x) the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and (y) the refinancing of existing Debt outstanding under the Existing Credit Agreement on the Effective Date.
“Transactions” means, (a) with respect to Parent, the execution, delivery and performance by Parent of this Agreement, (b) with respect to the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and, as applicable, the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments, (c) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guaranty Agreement by such Guarantor and (d) with respect to each Subsidiary Guarantor, such Subsidiary Guarantor’s grant of the security interests and provision of Collateral under the Security Instruments, and, as applicable, the grant of Liens by such Subsidiary Guarantor on Mortgaged Properties pursuant to the Security Instruments.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, Adjusted Daily Simple SOFR or Adjusted Term SOFR.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means (a) initially, so long as it otherwise constitutes a Subsidiary, meets the requirements of Section 1.06 and has not been designated a Restricted Subsidiary, any Subsidiary of the Borrower designated as an Unrestricted Subsidiary on Schedule 7.14 on the date hereof and (b) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary after the date hereof in accordance with, and subject to the satisfaction of the conditions set forth in, Section 1.06.
“Unrestricted Subsidiary Cash Distribution” a cash distribution made by an Unrestricted Subsidiary with respect to its Equity Interests to the Borrower or the Restricted Subsidiary that holds Equity Interests in such Unrestricted Subsidiary.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.03, Section 2.04(b) and Section 2.09(b), in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.
“USA Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining amortization, installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries of the Borrower or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries of the Borrower.
“Wholly-Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower.
“Withholding Agent” means Borrower, any Guarantor and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “SOFR Loan” or a “SOFR Borrowing”) or by Class (e.g., a “Revolving Loan”, a “Revolving Borrowing”, a “Term Loan” or a “Term Borrowing”) or by Class and Type (e.g., an “ABR Revolving Loan”, an “ABR Revolving Borrowing”, a “Term SOFR Revolving Loan”, a “Term SOFR Revolving Borrowing”, a “Term SOFR Term Borrowing”, a “Term SOFR Term Loan”, an “ABR Term Borrowing”, or an “ABR Term Loan”).
Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Parent’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth in Section 9.01 is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.
Section 1.06    Designation and Conversion of Restricted and Unrestricted Subsidiaries.
(a)    Unless designated in writing to the Administrative Agent by the Borrower in accordance with clause (b) below, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries after the date hereof (whether by formation, acquisition or merger) shall be classified as a Restricted Subsidiary. On the date hereof, except as set forth on Schedule 7.14, all Subsidiaries of the Borrower are Restricted Subsidiaries.
(b)    The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary (other than any Restricted Subsidiary that owns or has an interest in any Property assigned value in the Borrowing Base then in effect, as determined by the Administrative Agent), provided that (i) both before, and immediately after giving effect, to such designation, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such designation, (B) the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01, (C) the representations and warranties of Parent, the Borrower and its Restricted Subsidiaries contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date); (ii) such Subsidiary is not a “restricted subsidiary” for purposes of any indenture or other agreement governing Debt of the Borrower or a Restricted Subsidiary; (iii) such designation shall be deemed to be an Investment in an amount equal to the fair market value of Borrower's direct and indirect ownership interest in such Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Sections 9.05(k), 9.05(l), 9.05(m), 9.05(n), 9.05(p) and 9.05(q) on the date of such designation (it being understood that, for the avoidance of doubt, any calculation regarding whether an Investment is permitted under Section 9.05(k) shall be made without duplication of any Investments previously made in such Person pursuant to Section 9.05(k)); (iv) such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 2.07(e) shall apply; (v) after giving effect to such designation, such Subsidiary is in compliance with the requirements of Section 8.17; and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(v) above (and in the case of clause (i)(B) above, setting forth reasonably detailed calculations demonstrating compliance on a pro forma basis with the covenants set forth in Section 9.01). Except as provided in this Section 1.06, no Subsidiary may be designated (and no Restricted Subsidiary may be redesignated) as an Unrestricted Subsidiary.
(c)    If, at any time, any Unrestricted Subsidiary would fail to meet the requirements for an Unrestricted Subsidiary set forth in Section 8.17, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement (and, for the avoidance of doubt, any Investment, Debt and Liens of such Subsidiary existing at such time shall be deemed to be incurred by such Subsidiary as of such time and, if such Investments, Debt and Liens are not permitted to be incurred as of such time under Article IX, an Event of Default shall occur).
(d)    The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) both before, and immediately after giving effect, to such designation, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such designation, (B) the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01, (C) the representations and warranties of Parent, the Borrower and its Restricted Subsidiaries contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date), (iii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Debt, or Liens of such Subsidiary existing at such time, and the Borrower shall be in compliance with Article IX after giving effect to such designation, (iv) immediately after giving effect to such designation, the Borrower and such Subsidiary shall be in compliance with the requirements of Section 8.13 and (v) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(iv) above (and in the case of clause (i)(B) above, setting forth reasonably detailed calculations demonstrating compliance on a pro forma basis with the covenants set forth in Section 9.01).
Section 1.07    Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.08    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.09    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make loans (“Revolving Loans”) in dollars to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the total Revolving Credit Exposures exceeding the Loan Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.
(b)    Subject to the terms and conditions set forth herein, each Initial Term Lender severally agrees to make a term loan (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) to the Borrower in a single advance on the Seventh Amendment Effective Date in an aggregate principal amount equal to such Initial Term Lender’s Initial Term Loan Commitment. Once the Initial Term Loans have been borrowed, the Borrower may not reborrow any portion of the Initial Term Loans that has been repaid or prepaid, whether in whole or in part. Upon the funding of any Initial Term Loan hereunder by any Initial Term Lender, such Initial Term Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Seventh Amendment Effective Date.
(c)    Subject to the terms and conditions set forth herein and in the applicable Term Loan Amendment, each Term Lender with a Term Commitment as set forth in such applicable Term Loan Amendment severally agrees to make a Term Loan to the Borrower in an aggregate principal amount that will not result in (i) the amount of the Term Loan made by such Term Lender hereunder exceeding such Term Lender’s Term Commitment or (ii) the aggregate amount of the Term Loans made by all such Term Lenders hereunder exceeding the total Term Commitments of such Term Lenders. Once borrowed, the

Borrower may not reborrow any portion of the Term Loans that has been repaid or prepaid, whether in whole or in part. Upon any funding of any Term Loan hereunder by any Term Lender, such Term Lender’s Term Commitment shall terminate immediately and without further action. Notwithstanding anything to the contrary herein, the Term Commitments that are funded on any Term Loan Facility Closing Date shall be terminated upon such funding and, if the total Term Commitments as of such Term Loan Facility Closing Date are not drawn on such Term Loan Facility Closing Date, any Term Commitments in respect of the undrawn amount shall automatically be terminated.
Section 2.02    Loans and Borrowings.
(a)    Borrowings; Several Obligations. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Term Borrowing consisting of Term Loans made by the Term Lenders ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans or Daily Simple SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time each Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten SOFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Applicable Maturity Date.
(d)    Notes. Upon request of such Lender, the Loans made by a Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1 in the case of a Revolving Loan and in substantially the form of Exhibit A-2 in the case of a Term Loan, dated (i) as of the date of this Agreement, (ii) in the case of any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Borrowing Base Commitments pursuant to Section 2.07(g) or in connection with a Term Loan Amendment, as of the effective date of such increase or such Term Loan Amendment, or (iii) in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, in each case, payable to such Lender or its registered assigns in a principal amount equal to (A) in the case of a Revolving Lender, its Maximum Credit Amount as in effect on such date, (B) in the case of an Initial Term Lender, the principal amount of its Initial Term Loans on such date, and (C) in the case of any Term Lender, the principal amount of its Term Loans on such date and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount or Term Loans increases or decreases for any reason (whether pursuant to Section 2.06,

Section 12.04(b) or otherwise), the Borrower shall, upon request of such Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender or its registered assigns in a principal amount equal to its Maximum Credit Amount or Term Loans, as applicable, after giving effect to such increase or decrease, and otherwise duly completed, against return to the Borrower of the Note so replaced. The date, amount, Type, Class, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
Section 2.03    Requests for Revolving Borrowings. To request a Borrowing of Revolving Loans, the Borrower shall notify the Administrative Agent of such request by telephone or electronic communication (a) in the case of a Term SOFR Revolving Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Revolving Borrowing, not later than 12:00 noon, Houston, Texas time, on the date of the proposed Borrowing or (c) in the case of a Daily Simple SOFR Revolving Borrowing, not later than 12:00 noon, Houston, Texas time, five U.S. Government Securities Business Days before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such Borrowing Request shall be irrevocable and, if made by telephone, shall be confirmed promptly by hand delivery, facsimile or electronic communication to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B-1 and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Revolving Borrowing;
(ii)    the date of such Revolving Borrowing, which shall be a Business Day;
(iii)    whether such Revolving Borrowing is to be an ABR Revolving Borrowing, a Daily Simple SOFR Revolving Borrowing or a Term SOFR Revolving Borrowing;
(iv)    in the case of a Term SOFR Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    the amount of the then effective Borrowing Base, the then effective Available Borrowing Base, the amount of the then effective Aggregate Elected Borrowing Base Commitments, the current total Revolving Credit Exposures, excluding Swingline Exposure, and the Total Term Loan Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures, excluding Swingline Exposure, and the Total Term Loan Exposures (giving effect to the requested Borrowing);
(vi)    the Consolidated Cash Balance (without regard to the requested Borrowing) does not, and the pro forma Consolidated Cash Balance (immediately after giving effect to the requested Borrowing) will not, exceed the Consolidated Cash Balance Threshold; and
(vii)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Revolving Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that (a) the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the Loan Limit and (b) after giving pro forma effect to the requested Revolving Borrowing, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.
Notwithstanding the foregoing, the terms of this Section 2.03 (other than Section 2.03(vi)) shall apply mutatis mutandis to the Borrowing Request with respect to the Initial Term Loans delivered by the Borrower to the Administrative Agent pursuant to and in accordance with the Section 4.15(d) of the Seventh Amendment, and for this purpose, (a) any reference to “Revolving Loans” contained in this Section 2.03 shall be deemed to be a reference to “Term Loans”, (b) any reference to “Revolving Borrowing” contained in this Section 2.03 shall be deemed to be a reference to “Term Borrowing” and (c) any reference to “Revolving Lender” contained in this Section 2.03 shall be deemed to be a reference to “Initial Term Lender”.
Section 2.04    Interest Elections.
(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.04 shall not apply to Swingline Loans, which may not be converted or continued.
(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or electronic communication by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if made by telephone, shall be confirmed promptly by hand delivery, facsimile or electronic communication to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.
(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing; and
(iv)    if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request prior to (x) in the case of any Term SOFR Borrowing, the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be automatically converted to an ABR Borrowing or (y) in the case of any Daily Simple SOFR Borrowing, the applicable Interest Payment Date therefor, then, unless such Borrowing is repaid as provided herein, on the Interest Payment Date therefor, such Borrowing shall be automatically converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, acting at the direction of the Majority Lenders, has notified the Borrower that no conversion of outstanding Borrowings into, or continuation as, SOFR Borrowings shall be permitted, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing or a Daily Simple SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing or a Daily Simple SOFR Borrowing shall be ineffective) and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and each Daily Simple SOFR Borrowing shall be converted to an ABR Borrowing on the Interest Payment Date therefor.
Section 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder (including, for the avoidance of doubt, the Initial Term Loans required to be made by each Initial Term Lender on the Seventh Amendment Effective Date) on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.09. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower subject to a Control Agreement and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section

2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06    Termination and Reduction of Aggregate Maximum Credit Amounts.
(a)    Scheduled Termination of Commitments. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date. If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Borrowing Base Commitments is terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction.
(b)    Optional Termination and Reduction of Aggregate Maximum Credit Amounts.
(i)    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c)(i), the total Revolving Credit Exposures would exceed the Loan Limit.
(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Revolving Percentage.
Section 2.07    Borrowing Base.
(a)    Seventh Amendment Borrowing Base. For the period from and including the Seventh Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $1,700,000,000. For purposes of this Agreement, the determination of the Borrowing Base on the Seventh Amendment Effective Date provided for in the immediately preceding sentence shall not constitute a Scheduled Redetermination or an Interim Redetermination. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.12(c).

(b)    Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined on or about April 1, 2021 (the “April 2021 Redetermination”), on or about October 1, 2021 (the “October 2021 Redetermination”) and, thereafter, semi-annually in accordance with this Section 2.07 (each, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on or about April 1, 2021 (in the case of the April 2021 Redetermination), October 1, 2021 (in the case of the October 2021 Redetermination), and on or about May 1 and November 1 of each year, commencing May 1, 2022. In addition, (i) the Borrower may, by notifying the Administrative Agent thereof, one time between Scheduled Redeterminations, elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations, (ii) the Administrative Agent may, at the direction of the Required Lenders, following the first Scheduled Redetermination hereunder, one time between successive Scheduled Redeterminations, by notifying the Borrower thereof, elect to cause the Borrowing Base to be redetermined, and (iii) the Borrower may elect, by notifying the Administrative Agent of any acquisition of Oil and Gas Properties by the Borrower or its Restricted Subsidiaries with a purchase price in the aggregate of at least five percent (5%) of the then effective Borrowing Base, to cause the Borrowing Base to be redetermined prior to the initial Scheduled Redetermination or between Scheduled Redeterminations (each, an “Interim Redetermination”) in accordance with this Section 2.07.
(c)    Scheduled and Interim Redetermination Procedure.
(i)    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.11(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.11(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time.
(ii)    The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
(A)    in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on or before April 15th and October 15th of such year following the date of delivery (or (x) in the case of the April 2021 Redetermination, on or about March 15, 2021 or (y) in the case of the October 2021 Redetermination, on or about September 15, 2021) or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and
(B)    in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders (in each Lender’s sole discretion consistent with its normal oil and gas lending criteria as it exists at the particular time) as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders (in each Lender’s sole discretion consistent with its normal oil and gas lending criteria as it exists at the particular time) as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be (i) in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, an approval of the Proposed Borrowing Base and (ii) in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, a disapproval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (A) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (B) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).
(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:
(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on May 1st or November 1st (or (x) in the case of the April 2021 Redetermination, on or about April 1, 2021 or (y) in the case of the October 2021 Redetermination, on or about October 1, 2021), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 8.12(c), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
(e)    Reduction of Borrowing Base Related to Disposition of Borrowing Base Properties and/or Liquidation of Swap Agreements. If (i) any Swap Agreement to which the Borrower or any Restricted Subsidiary is a party is Liquidated or (ii) the Borrower or any Restricted Subsidiary Disposes of

any Borrowing Base Property or Equity Interests in any Restricted Subsidiaries owning Borrowing Base Properties, and the Borrowing Base value assigned to the Liquidated portion of such Swap Agreement or such Borrowing Base Property or Equity Interests in such Restricted Subsidiaries owning Borrowing Base Properties, as applicable, when combined with the sum of (A) the Borrowing Base value of all other Dispositions of Borrowing Base Properties or Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties, in each case since the most recent Scheduled Redetermination Date and (B) the Borrowing Base value of the Liquidated portion of other Swap Agreements Liquidated since the most recent Scheduled Redetermination Date (after giving effect to the Borrowing Base value of any Swap Agreements executed since the most recent Scheduled Redetermination Date, including, for the avoidance of doubt, any Swap Agreements executed concurrently with such Liquidation), exceeds seven-and-one-half percent (7.5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to the Liquidated portion of such Swap Agreement in the then effective Borrowing Base (after giving effect to the Borrowing Base value of any Swap Agreements executed since the most recent Scheduled Redetermination Date, including, for the avoidance of doubt, any Swap Agreements executed concurrently with such Liquidation) and/or the value assigned to such Disposed Borrowing Base Property in the most recently delivered Reserve Report, as the case may be, in each case as determined by the Administrative Agent. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such Disposition and/or Liquidation, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.
(f)    Reduction of Borrowing Base Upon Issuance of Permitted Additional Debt and Permitted Refinancing Debt. Notwithstanding anything to the contrary contained herein, upon the incurrence of (i) any Permitted Additional Debt after the Sixth Amendment Effective Date in reliance on Section 9.02(g) or Section 9.02(h) or (ii) any Permitted Refinancing Debt in reliance on Section 9.02(i) in a principal amount in excess of the then-outstanding aggregate principal amount of Permitted Additional Debt or Permitted Refinancing Debt being refinanced with such Permitted Refinancing Debt, then, in each case, the Borrowing Base then in effect shall be reduced immediately upon the date of such incurrence by an amount equal to the product of 0.25 multiplied by (x) the stated principal amount of such Permitted Additional Debt incurred (in the case of clause (i) above) or (y) the amount of such excess Permitted Refinancing Debt incurred (in the case of clause (ii) above). The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 2.07(f), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.
(g)    Reduction/Termination of Aggregate Elected Borrowing Base Commitments; Additional Lenders; Increase in Aggregate Elected Borrowing Base Commitments.
        (i)    The Borrower may from time to time by written notice to the Administrative Agent reduce or terminate the Aggregate Elected Borrowing Base Commitments; provided that (A) each reduction of the Aggregate Elected Borrowing Base Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (other than in connection with a Scheduled Redetermination or Interim Redetermination) and (B) such reduction or termination shall not become effective if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c)(i), the total Revolving Credit Exposures would exceed the Loan Limit. The Borrower shall notify the Administrative Agent of any election to reduce or terminate the Aggregate Elected Borrowing Base Commitments under this Section 2.07(g)(i) at least three Business Days prior to the effective date of such reduction or termination, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof; each notice delivered by the Borrower pursuant to this Section 2.07(g)(i) shall be irrevocable, provided that a notice of termination of the Aggregate Elected Borrowing Base Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of the Aggregate Elected Borrowing Base Commitments shall occur on the effective date of such reduction specified in such written notice and shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Revolving Percentage.
        (ii)    (A) Subject to the conditions set forth in Section 2.07(g)(ii)(B), the Borrower may, at any time and from time to time increase the Aggregate Elected Borrowing Base Commitments up to an amount not to exceed the then effective Borrowing Base by providing written notice of such requested increase to the Administrative Agent (an “Increase Notice”). Each such Increase Notice shall specify (x) the proposed effective date of the increase (the “Increase Effective Date”), which date shall be no earlier than three (3) Business Days (or such earlier date as the Administrative Agent may agree in its sole discretion) after receipt by the Administrative Agent of such Increase Notice and (y) the amount of such requested increase to the Aggregate Elected Borrowing Base Commitments.
            (B)    Any increase in the Aggregate Elected Borrowing Base Commitments shall be subject to the following additional conditions:
                (1)    such increase shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (or such lesser amount up to the Available Borrowing Base), unless in each case the Administrative Agent otherwise consents to a lesser amount;
                (2)    both immediately before and immediately after giving effect to such increase and any Borrowing made on the date of such increase, no Default, Event of Default or Borrowing Base Deficiency exists or would exist;
                (3)    the Borrower shall have paid to the Administrative Agent, the Arrangers and the Revolving Lenders all fees and other amounts due and payable on or prior to the effective date of such increase (including in connection with such increase);
                (4)    immediately after giving effect to such increase, the Aggregate Elected Borrowing Base Commitments do not exceed the Available Borrowing Base then in effect;
                (5)    no Revolving Lender shall be obligated to provide any portion of such increase in the Aggregate Elected Borrowing Base Commitments (it being understood that any Revolving Lender’s decision to agree to participate in such increase shall be made in its sole and absolute discretion and only with such Revolving Lender’s prior written consent);
                (6)    the Borrower may seek commitments in respect of such increase, in its sole discretion, from either existing Revolving Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from one or more additional banks or financial institutions with the prior written consent of each of the Administrative Agent, the Issuing Banks and the Swingline Lender (such consent not to be unreasonably withheld or delayed) (“Additional Lenders”);
                (7)    Each existing Revolving Lender or Additional Lender that agrees to provide any portion of such increase shall evidence its agreement by executing and delivering to the Borrower and the Administrative Agent a certificate substantially in the form of Exhibit H hereto (a “Lender Certificate”); and

                (8)    the Administrative Agent shall have received Lender Certificates with commitments in an aggregate amount equal to the requested increase to the Aggregate Elected Borrowing Base Commitments as specified in the Increase Notice (or such lesser amount as the Borrower may elect in its sole discretion).
            (C)    Subject to the satisfaction of the conditions specified in Section 2.07(g)(ii)(B), the requested increase to the Aggregate Elected Borrowing Base Commitments shall become effective on the Increase Effective Date, and upon such effectiveness: (1) the Aggregate Elected Borrowing Base Commitments automatically without further action by the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any Revolving Lender shall be increased by an amount equal to the aggregate amount indicated in the executed Lender Certificates; and (2) the Aggregate Maximum Credit Amounts of the Revolving Lenders will be reallocated so that after giving effect to the increase to the Aggregate Elected Borrowing Base Commitments, each Revolving Lender will hold a Maximum Credit Amount equal to such Revolving Lender’s portion of the Aggregate Elected Borrowing Base Commitments. The Administrative Agent, the Revolving Lenders and the Borrower hereby consent and agree to such reallocation. On the Increase Effective Date, the Administrative Agent shall distribute to the Borrower and the Lenders (including each Additional Lender) a revised Annex I to this Agreement, which shall set forth the Maximum Credit Amount and the Revolving Commitment of each Revolving Lender after giving effect to such reallocation, and such revised Annex I shall amend and restate and supersede and replace Annex I to this Agreement as in effect immediately prior to the Increase Effective Date. With respect to such reallocation, each Revolving Lender shall be deemed to have acquired the Maximum Credit Amount and Commitment allocated to it from each of the other Revolving Lenders pursuant to the terms of the Assignment and Assumption, as if the Revolving Lenders had executed an Assignment Agreement with respect to such allocation. On the Increase Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(v), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of this Agreement. Notwithstanding Section 12.04(b)(ii)(C), no Person shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with such assignments. If, on the Increase Effective Date, any SOFR Revolving Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02 in connection with the reallocation of such outstanding SOFR Revolving Loans to effectuate the provisions of this paragraph.
        (iii)    If after giving effect to any redetermination or other adjustment to the Borrowing Base pursuant to this Agreement, the Available Borrowing Base is less than the Aggregate Elected Borrowing Base Commitments, then simultaneously with such redetermination or other adjustment to the Borrowing Base, the Aggregate Elected Borrowing Base Commitments shall be immediately and automatically reduced without further action by the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any Revolving Lender (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Revolving Percentage) to an amount equal to the Available Borrowing Base.
(iv)    Notwithstanding anything herein to the contrary, contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Borrowing Base Commitments ratably among the Revolving Lenders and (B) each Revolving Lender has consented to such increase in the Aggregate Elected Borrowing Base Commitments, then the Aggregate Elected Borrowing Base Commitments shall be increased (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Revolving Percentage) by the amount requested by the Borrower (subject to the conditions set forth in Section 2.07(g)(ii)(B)) without the requirement that any Revolving Lender deliver a Lender Certificate.
Section 2.08    Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
(iv)    specifying the amount of such Letter of Credit;
(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
(vi)    specifying the amount of the then effective Borrowing Base, the then effective Available Borrowing Base, the then effective Aggregate Elected Borrowing Base Commitments and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures, excluding Swingline Exposure (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the current Total Term Loan Exposures and the pro forma total Revolving Credit Exposures, excluding Swingline Exposure (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the Total Term Loan Exposures.
    A Letter of Credit shall be issued, amended, renewed or extended only if (and each notice shall constitute a representation and warranty by the Borrower that), after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Fronting Exposure of each Issuing Bank shall not exceed its LC Commitment, (ii) the total LC Exposure shall not exceed the LC Sublimit, (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iv) the total Revolving Credit Exposures shall not exceed the Loan Limit. The Borrower may at any time terminate, or from time to time reduce, the LC Commitment of any Issuing Bank; provided that the Borrower shall not reduce the LC Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

    If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date selected by the Borrower that is no more than fifteen months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, the date either selected by the Borrower or set forth in such Letter of Credit that is, in either case, no more than eighteen months after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date. If the Borrower so requests in any applicable notice given pursuant to Section 2.08(b) and the applicable Issuing Bank agrees to do so, such Issuing Bank may issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit the applicable Issuing Bank to prevent any such renewal at least once in each fifteen-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such fifteen-month period to be agreed upon by the Borrower and the applicable Issuing Bank at the time such Letter of Credit is issued and any such Letter of Credit may not have an expiration date later than the date that is five (5) Business Days prior to the Revolving Maturity Date. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than thirty (30) days prior to the Revolving Maturity Date; provided, further, that such Issuing Bank shall not permit any such renewal if (A) such Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the date that such Issuing Bank is permitted to send a notice of non-renewal from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.02 is not then satisfied.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to

10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such LC Disbursement without using Revolving Loan proceeds or has submitted a Borrowing Request with respect thereto, if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.08(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(i)    Replacement of the Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Revolving Lenders demanding that the Borrower cash collateralize the outstanding LC Exposure, (ii) the Borrower is required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), or (iii) the Borrower is required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 4.03(c)(iii)(B), then the Borrower shall pledge and deposit with or deliver to the Administrative Agent (as a first priority, perfected security interest) at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, an amount in cash in dollars equal to such LC Exposure or excess attributable to such LC Exposure, as the case may be, as of such date plus any accrued and unpaid interest thereon (such cash to be deposited into a cash collateral account for the benefit of the applicable Issuing Bank); provided that the obligation to deposit such cash collateral shall become effective immediately, and shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, except as provided in the last sentence of this Section 2.08(j), shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Subsidiary may now or hereafter have against any such beneficiary, the Issuing Banks, the Administrative Agent, the Revolving Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantors’ obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 4.03(c)(iii)(B) as a result of a Defaulting Lender, and the Borrower is not otherwise required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization pursuant to Section 4.03(c)(iii)(B) have been satisfied or resolved.
Section 2.09    Swingline Loans.
(a)    Swingline Loan Subfacility. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.09(a) and in Section 2.09(c), to make Loans (each such loan, a “Swingline Loan”), to the Borrower from time to time on any Business Day in an aggregate amount such that the Swingline Exposure shall not exceed at any time outstanding the amount of the Swingline Commitment in effect at such time (including immediately after giving effect to any requested Swingline Loan), notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the outstanding amount of the Revolving Loans and LC Exposure of the Swingline Lender, may exceed the amount of the Swingline Lender’s Commitment at such time; provided, however, that after giving effect to any Swingline Loan, (A) the total Revolving Credit Exposures (including, for the avoidance of doubt, the Swingline Loans) shall not exceed the Loan Limit at such time, and (B) the sum of the aggregate outstanding amount of the Revolving Loans of any Revolving Lender at such time (other than Swingline Loans of the Swingline Lender made in its capacity as the Swingline Lender), plus such Revolving Lender’s Applicable Revolving Percentage of the outstanding amount of LC Exposure at such time, plus such Revolving Lender’s Applicable Revolving Percentage of the outstanding amount of Swingline Exposure at such time, shall not exceed such Revolving Lender’s Revolving Commitment; and provided further that no Swingline Loan may be requested to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow the Swingline Loans under this Section 2.09(a), prepay them under Section 2.09(c)(i) and reborrow under this Section 2.09(a); provided that in no event shall there be more than one submitted notice of Swingline Loan borrowing or non-automatic prepayment per calendar week (for the avoidance of doubt, the foregoing shall not apply to automatic borrowings and prepayments as set forth in Section 2.09(g) or refinancings pursuant to Section 2.09(c)(ii)).
(b)    Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or electronic communication. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m., Houston, Texas time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or any whole multiple of $100,000 in excess thereof (except in the case of Swingline Loans made pursuant to Section 2.09(g)), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice in substantially the form of Exhibit B-2 and signed by the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice or the respective electronic communication, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m., Houston, Texas time on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.09(a), (B) that one or more of the applicable conditions specified in Section 6.02 is not then satisfied, or (C) that any Lender is at such time a Defaulting Lender hereunder (unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swingline Lender’s risk with respect to such Lender), then subject to the terms and conditions hereof, the Swingline Lender will, not later than 5:00 p.m., Houston, Texas time on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.
(c)    Prepayment, Repayment and Refinancing of Swingline Loans.
(i)    Upon notice to the Swingline Lender (with a copy to the Administrative Agent), the Borrower may voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swingline Lender and the Administrative Agent not later than 3:00 p.m. Houston, Texas time on the date of the prepayment, (2) any such prepayment shall be in a minimum principal amount of $200,000 (or, if less, the remaining outstanding principal amount thereof) and (3) such prepayment shall be accompanied by accrued interest on the amount prepaid. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. For the avoidance of doubt, this Section 2.09(c)(i) shall not apply to any automatic prepayment of Swingline Loans made pursuant to Section 2.09(g).
(ii)    The Swingline Lender at any time in its sole and absolute discretion, may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan (which shall be an ABR Revolving Loan) in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 and Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Revolving Borrowings, but subject to the unutilized portion of the Loan Limit and the conditions set forth in Section 6.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable borrowing notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s payment office not later than 2:00 p.m. Houston, Texas time on the day specified in such Borrowing Request, whereupon, subject to Section 2.09(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(iii)    If for any reason any Swingline Loan cannot be refinanced by such a Revolving Loan in accordance with Section 2.09(c)(ii), the request for Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders acquire a risk participation in the relevant Swingline Loan. Each Revolving Lender shall acquire such risk participation by making an amount equal to its Applicable Revolving Percentage of the amount of the relevant Swingline Loans available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s payment office not later than 2:00 p.m. Houston, Texas time on the day specified in the Borrowing Request delivered pursuant to Section 2.09(c)(ii). The Administrative Agent shall remit the funds so received to the Swingline Lender.
(iv)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.09(c) by the time specified in Section 2.09(c)(ii), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.09(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that, notwithstanding the foregoing, no Revolving Lender shall have any obligation to make Revolving Loans or to purchase and fund risk participations in any Swingline Loan pursuant to this Section 2.09(c), if after giving effect to the making of such Swingline Loan, the total Revolving Credit Exposures exceeded the Loan Limit at such time as a result thereof. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be refunded by the Swingline Lender under any of the circumstances described in Section 12.05(b) (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to this Section 2.09 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.
(f)    Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
(g)    Sweep to Loan System. At the option of the Swingline Lender, subject to revocation by the Swingline Lender at any time and from time to time, the Borrower may utilize the Swingline Lender’s “Sweep to Loan” automated system for obtaining Swingline Loans and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swingline Loans shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement; provided that (A) after giving effect to any Swingline Loan, (1) the aggregate amount of Swingline Exposure shall not exceed the amount of the Swingline Commitment (notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the outstanding amount of the Revolving Loans and LC Exposure of the Swingline Lender, may exceed the amount of the Swingline Lender’s Commitment at such time), (2) the total Revolving Credit Exposures (including, for the avoidance of doubt, the Swingline Loans) shall not exceed the Loan Limit at such time and (3) the sum of the aggregate outstanding amount of the Revolving Loans of any Revolving Lender at such time (other than Swingline Loans of the Swingline Lender made in its capacity as the Swingline Lender), plus such Revolving Lender’s Applicable Revolving Percentage of the outstanding amount of LC Exposure at such time, plus such Revolving Lender’s Applicable Revolving Percentage of the outstanding amount of Swingline Exposure at such time, shall not exceed such Revolving Lender’s Revolving Commitment at such time; and (B) if the Swingline Lender receives any notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) or the Borrower (1) directing the Swingline Lender not to make any new Swingline Loan as a result of the limitations set forth in the preceding clause (A), (2) that one or more of the applicable conditions specified in Section 6.02 is not then satisfied, or (3) any Revolving Lender is at such time a Defaulting Lender hereunder (unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the Swingline Lender’s risk with respect to such Revolving Lender), then the Swingline Lender will not make any new Swingline Loans pursuant to the “Sweep to Loan” system until such time as the Swingline Lender shall have subsequently received notice (by telephone or in writing) from the Administrative Agent rescinding any such prior notice. Each time a Swingline Loan is made using the “Sweep to Loan” system, the Borrower shall be deemed to have represented and warranted to the Swingline Lender, the Administrative Agent and the Revolving Lenders that (x) the conditions set forth in Section 6.02 have been satisfied and (y) after giving effect to such Swingline Loan, (1) the total Revolving Credit Exposures (including, for the avoidance of doubt, the Swingline Loans) do not exceed the Loan Limit at such time and (2) the aggregate Swingline Exposure does not exceed the Swingline Commitment in effect at such time. Principal and interest on such Swingline Loans requested, or deemed requested, pursuant to this Section 2.09(g) shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of each Swingline Loan shall be paid in full, together with accrued interest thereon, on the earlier to occur of (x) the date that is ninety (90) days after the date such Swingline Loan is made and (y) the Revolving Termination Date. The Swingline Lender may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason or for not reason, and immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of such Swingline Loans hereunder (or otherwise), and the regular procedures set forth elsewhere in this Section 2.09 for the making of Swingline Loans shall be deemed immediately to apply. At any time during which the “Sweep to Loan” system is in effect, not later than 9:00 a.m. Houston, Texas time on each Business Day, the Swingline Lender shall notify the Administrative Agent and the Borrower (which may be via email) of the total outstanding principal amount of all Swingline Loans and all repayments thereof as of the close of business on the prior Business Day (and no Swingline Loans shall be made pursuant to the “Sweep to Loan” system to the extent the Swingline Lender has ceased providing such notices).
(h)    Replacement or Appointment of the Swingline Lender. The Swingline Lender may be replaced at any time (or, after any resignation of the Swingline Lender under Section 2.09(i), appointed) by written agreement among the Borrower, the Administrative Agent, the successor (or appointee) Swingline Lender and, in the case of replacement, the replaced Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement or appointment of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 3.02. From and after the effective date of any replacement (or appointment) of a Swingline Lender, (i) the successor (or appointed) Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor (or appointee) or to any previous Swingline Lender, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall be discharged from its duties and obligations in such capacity hereunder, but shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement (including Section 12.03) with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(i)    Resignation of the Swingline Lender. The Swingline Lender may resign as a Swingline Lender at any time, in its sole discretion, upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders (regardless of whether or not any replacement Swingline Lender shall have been appointed pursuant to Section 2.09(h) at such time). At the time any such resignation shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the resigning Swingline Lender pursuant to Section 3.02. After the resignation of the Swingline Lender hereunder, the resigning Swingline Lender shall be discharged from its duties and obligations in such capacity hereunder, but shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement (including Section 12.03) with respect to Swingline Loans made by it prior to its resignation, but shall not be required to make additional Swingline Loans.
Section 2.10    Term Loan Facility.
(a)    Term Commitments. The Borrower may at any time or from time to time after the Seventh Amendment Effective Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) (a “Term Loan Request”), request the establishment of one or more new commitments which may be in the same Term Loan Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Term Commitments”) in an aggregate principal amount not to exceed, as of the Term Loan Facility Closing Date for such Term Commitments, the least of the following: (i) the Borrowing Base then in effect minus the Aggregate Elected Borrowing Base Commitments then in effect minus the Total Term Loan Exposures in effect immediately prior to such Term Loan Facility Closing Date, (ii) an amount equal to the Aggregate Elected Borrowing Base Commitments then in effect minus the Total Term Loan Exposures in effect immediately prior to such Term Loan Facility Closing Date and (iii) an amount equal to the difference of (A) thirty-three and one-third percent (33-⅓%) of the Borrowing Base then in effect minus (B) the Total Term Loan Exposures outstanding immediately prior to such Term Loan Facility Closing Date.
(b)    Term Loans. Any Term Commitments effected through the establishment of one or more new Term Loans made on a Term Loan Facility Closing Date shall be designated for all purposes of this Agreement as either (x) a new Class of Term Commitments or (b) an increase to an existing Class of Term Loans. On any Term Loan Facility Closing Date on which any Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.10, (i) each Term Lender of such Class shall make a Term Loan to the Borrower in an amount equal to its Term Commitment of such Class and (ii) each Term Lender of such Class shall become a Lender hereunder with respect to the Term Commitment of such Class and the Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, any Term Loans may be treated as part of the same Class as any other Term Loans if such Term Loans are fungible for United States federal income tax purposes with such other Term Loans.
(c)    Term Loan Request. Each Term Loan Request from the Borrower pursuant to this Section 2.10 shall set forth the requested amount and proposed terms of the relevant Term Loans. Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Term Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Term Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Term Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to the identity of the Lender or Additional Term Lender that is making such Term Loans or providing such Term Commitments (but not to the provision thereof or the terms thereof) to the extent such consent, if any, would be required under Section 12.02(b) for an assignment of Loans to such Lender or Additional Term Lender, (ii) any Additional Term Lender at the time such Term Loans are made or such Term Commitments are provided shall be a commercial bank that is engaged in oil and gas reserve-based lending governed by a borrowing base, as a revolving lender, in the ordinary course of its business and (iii) no Additional Term Lender shall be the Borrower, an Affiliate of the Borrower or a natural person.
(d)    Effectiveness of Term Loan Amendment. The effectiveness of any Term Loan Amendment, and the Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Term Loan Facility Closing Date”) of each of the following conditions:
(i)    no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Term Commitments;
(ii)    after giving effect to such Term Commitments, the conditions of Section 6.02 shall be satisfied (it being understood that all references to “such date” or similar language in such Section 6.02 shall be deemed to refer to the effective date of such Term Loan Amendment);
(iii)    the Borrower shall be in compliance with the Specified Conditions on a pro forma basis after giving effect to the making of such Term Loans;

(iv)    each Term Commitment shall be in an aggregate principal amount that is not less than $25,000,000 unless the Administrative Agent otherwise consents;
(v)    to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent and the Lenders, board resolutions and officers’ certificates and (B) reaffirmation agreements and/or such amendments to the Security Instruments (including modifications to the Mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Instruments and the perfection and priority of the Liens thereunder are preserved and maintained;
(vi)    on the Term Loan Facility Closing Date, after giving effect to the effectiveness of the Term Loan Facility Closing Date, the Term Commitments and the funding of any Term Loans thereunder, the sum of the Total Term Loan Exposures and the Term Commitments shall not exceed, as of the Term Loan Facility Closing Date for such Term Commitments, the least of the following (i) the Borrowing Base then in effect minus the Aggregate Elected Borrowing Base Commitments then in effect, (ii) an amount equal to the Aggregate Elected Borrowing Base Commitments then in effect and (iii) an amount equal to thirty-three and one-third percent (33-⅓%) of the Borrowing Base then in effect; and
(vii)    such other conditions as the Borrower and each Term Lender providing such Term Commitments shall agree.
(e)    Required Terms. The terms, provisions and documentation of the Term Loans and Term Commitments of any Class shall be as agreed between the Borrower and the applicable Term Lenders providing such Term Commitments. In any event:
(i)    the Term Loans:
(A)    shall rank pari passu in right of payment and of security with the Revolving Loans and any other Term Loans;
(B)    shall not mature earlier than the Latest Maturity Date at the time of incurrence of such Term Loans and no scheduled principal or amortization payments shall be required in respect of such Term Loans except to the extent such payments would not cause the Weighted Average Life to Maturity of such Term Loans at any time to be shorter than 50% of the number of years remaining until the Revolving Maturity Date in effect; provided that, at no time shall there be Term Loans hereunder which have more than three different Maturity Dates unless the Administrative Agent otherwise consents to more than three different maturity dates;
(C)    shall have an applicable rate, fees, premiums and, subject to Section 2.10(e)(i)(B) and Section 2.10(e)(i)(F), amortization determined by the Borrower and the applicable Term Lenders;
(D)    except as provided in Section 2.10(e)(i)(C) above, shall have mandatory prepayments, representations and warranties, covenants and events of default that are the same as, or no more restrictive on the Credit Parties (as determined by the Administrative Agent in its reasonable discretion) than, those set forth in this Agreement prior to the applicable Term Loan Facility Closing Date unless any more restrictive mandatory prepayments, representations and warranties, covenants and events of default are incorporated into this Agreement on the applicable Term Loan Facility Closing Date;

(E)    may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Term Loan Amendment; and
(F)    shall provide that any amortization payments in respect of such Term Loans shall only be required if at least 20% of the Revolving Commitments are unused on a pro forma basis after giving effect to such payments.
(f)    Term Loan Amendment.
(i)    Term Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Term Loan Amendment”) to this Agreement and, as appropriate, amendments to the other Loan Documents, executed by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent, as applicable. The Term Loan Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.10 (including introducing additional or tightening existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders). The Borrower will use the proceeds of the Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Term Loans unless it so agrees.
(ii)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments made or established pursuant to this Section 2.10 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.10, including the introduction of additional or the tightening of existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders and any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Term Loans to be fungible for United States federal income tax purposes with another Class of Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.
(iii)    Upon the effectiveness of such Term Loan Amendment, this Agreement may be amended by the Administrative Agent (without the consent of any other party hereto) by adding a new Annex hereto or amending an existing Annex hereto to reflect the Term Commitment of each Term Lender party thereto and any resulting changes in the Lenders’ Applicable Term Loan Percentages.
(g)    This Section 2.10 shall supersede any provisions in Section 12.02 or Section 4.01(c) to the contrary.
Section 2.11    Extension of Term Loans.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Term Loan Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Term Loans with the same Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Maturity Date) and on the same terms to each such Term Lender, the Borrower may from time to time, with the consent of any Term Lender that shall have accepted such Term Loan Extension Offer, extend the Maturity Date of the Term Loans of each such Term Lender and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Term Loan Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, a “Term Loan Extension” and any Term Loans extended thereby, a “Term Loan Extension Series”), so long as the following terms are satisfied:
(i)    no Default or Event of Default shall exist at the time the notice in respect of a Term Loan Extension Offer is delivered to the Term Lenders, and no Default or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Term Loans;
(ii)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to Section 2.11(a)(iii), Section 2.11(a)(iv) and Section 2.11(a)(v), be determined by the Borrower and set forth in the relevant Term Loan Extension Offer), the Term Loans of any Term Lender that agrees to a Term Loan Extension with respect to such Term Loans (each, an “Extending Term Lender”) extended pursuant to any Term Loan Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Term Loan Extension Offer;
(iii)    the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date and at no time shall the Term Loans (including Extended Term Loans) have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;
(iv)    shall provide that any amortization payments in respect of such Extended Term Loans shall only be required if at least 20% of the Revolving Commitments are unused on a pro forma basis after giving effect to such payments;
(v)    any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the applicable Term Loan Extension Offer;
(vi)    if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Term Loan Extension Offer shall exceed the maximum aggregate principal amount of Term Loans (calculated on the face amount thereof) offered to be extended by the Borrower pursuant to such Term Loan Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Term Loan Extension Offer;
(vii)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower; and
(viii)    all documentation in respect of such Term Loan Extension shall be consistent with the foregoing.
(b)    With respect to all Term Loan Extensions consummated by the Borrower pursuant to this Section 2.11, (i) such Term Loan Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 3.04 and (ii) no Term Loan Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Term Loan Extension that a minimum amount of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be extended. The Administrative Agent and the Lenders hereby consent to the Term Loan

Extensions and the other transactions contemplated by this Section 2.11 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Term Loan Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 4.01 or any other pro rata payment section) or any other Loan Document that may otherwise prohibit or restrict any such Term Loan Extension or any other transaction contemplated by this Section 2.11.
(c)    Each of the parties hereto hereby (i) agrees that this Agreement and the other Loan Documents may be amended to give effect to each Term Loan Extension (an “Extension Amendment”), without the consent of any Lenders other than extending Lenders, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (B) modify any scheduled repayments set forth in Section 3.01 with respect to any Class of Term Loans subject to a Term Loan Extension to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Term Loan Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans as may be required pursuant to Section 3.01), (C) modify the prepayments set forth in Section 3.04 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (D) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.11 (it being agreed and understood that any such amendment may introduce additional or tighten existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders), and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (ii) consent to the transactions contemplated by this Section 2.11 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment). Without limiting the foregoing, in connection with any Term Loan Extension, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date after giving effect to such Term Loan Extension (or such later date as may be advised by local counsel to the Administrative Agent).
(d)    In connection with any Term Loan Extension, the Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.11.
(e)    This Section 2.11 shall supersede any provisions in Section 12.02 or Section 4.01(c) to the contrary.
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
Section 3.01    Repayment of Loans.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent (a) for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date and (b) for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier to occur of (x) the date that is ninety (90) days after the date such Swingline Loan is made and (y) the Revolving Termination Date, as applicable.

(b)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Initial Term Lender the then unpaid principal amount of the Initial Term Loan of such Initial Term Lender on the Initial Term Loan Maturity Date.
(c)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Lenders and the Lenders with respect to any Extended Term Loans the aggregate principal amount of all Term Loans or Extended Term Loans of a given Term Loan Extension Series, as applicable, outstanding on the date(s) and in the amounts specified in the applicable Term Loan Amendment or Extension Amendment, as applicable.
Section 3.02    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)    SOFR Loans. The Loans comprising each Term SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. The Loans comprising each Daily Simple SOFR Borrowing shall bear interest at Adjusted Daily Simple SOFR plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)    Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then (x) automatically, in the case of an Event of Default pursuant to Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j), or (y) upon notice thereof to the Borrower from the Administrative Agent, at the request of the Majority Lenders, in the case of any other Event of Default, as applicable, all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Applicable Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, or if no demand has been made, on each Interest Payment Date, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Applicable Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Rate Computations. Interest computed by reference to the Term SOFR or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR or Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(f)    Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
Section 3.03    Alternate Rate of Interest.
(a)    Unless and until a Benchmark Replacement is implemented in accordance with Section 3.03(b) below, if for any reason:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Daily Simple SOFR pursuant to the definition thereof or Adjusted Term SOFR with respect to a proposed Term SOFR Loan on or prior to the first day of the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Majority Lenders that Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining any such Loans included in such Borrowing during, with respect to Adjusted Term SOFR, such Interest Period;
then, in each case, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, facsimile or electronic communication as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective, (ii) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made, as an ABR Borrowing and (iii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans (A) with respect to any Daily Simple SOFR Loans, immediately and (B) with respect to any Term SOFR Loans, at the end of the applicable Interest Period.
(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(b)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark (provided that this clause (1) shall not apply to a tenor of one week with respect to the Term SOFR Reference Rate prior to the first date on which the Term SOFR Administrator publishes a Term SOFR Reference Rate for a tenor of one week) is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
Section 3.04    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section

3.04(b); provided that notwithstanding anything to the contrary in this Agreement, the Borrower shall not have the right to prepay any Term Loan Borrowing (whether in whole or in part) pursuant to this Section 3.04(a) unless (i) both before and immediately after giving effect to such prepayment, each of the Specified Conditions is satisfied or (ii) such prepayment is made with the proceeds of Permitted Refinancing Debt in respect of thereof.
(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or electronic communication) or by electronic communication of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Daily Simple SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, five U.S. Government Securities Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Maximum Credit Amounts as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any payments to the extent required by Section 5.02. For the avoidance of doubt, this Section 3.04(b) shall not apply any prepayment of Swingline Loans, which shall be governed by Section 2.09(c)(i).
(c)    Mandatory Prepayments.
(i)    If, after giving effect to any termination or reduction of (A) the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (B) the Aggregate Elected Borrowing Base Commitment pursuant to Section 2.07(g), the total Revolving Credit Exposures exceeds the Loan Limit, then the Borrower shall (1) prepay the Revolving Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (2) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j).
(ii)    Upon any Scheduled Redetermination or Interim Redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 8.12(c), if any Borrowing Base Deficiency exists, then, after receiving a New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.13(c), as the case may be (the date of receipt of any such notice, the “Deficiency Notification Date”), the Borrower shall at its option take one of the following actions: (A) (1) if no Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j)) within thirty (30) days following the Deficiency Notification Date; or (2) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then, at the Borrower’s election, within thirty (30) days following the Deficiency Notification Date, either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j), and (III) if any Borrowing Base Deficiency remains after cash collateralizing such LC Exposure, prepay Term Borrowings in an aggregate principal amount equal to such remaining Borrowing Base Deficiency; or (y) prepay the Revolving Borrowings (and if any Revolving Exposure remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency; provided that any Term Loans may be prepaid on a less (but not greater) than a pro rata basis if agreed to by the Term Lenders holding such Term Loans; (B) (1) if no Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j)) in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Deficiency Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Deficiency Notification Date; or (2) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then, at the Borrower’s election, either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j), and (III) if any Borrowing Base Deficiency remains after cash collateralizing such LC Exposure, prepay Term Borrowings in an aggregate principal amount equal to such remaining Borrowing Base Deficiency, in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Deficiency Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Deficiency Notification Date (and for the avoidance of doubt, in the case of this clause (x), each such installment shall first be applied solely to the prepayment of outstanding Revolving Borrowings and/or cash collateralization of LC Exposure until the prepayment in full of all such Revolving Borrowings and/or cash collateralization of LC Exposure, and, thereafter, each subsequent installment shall be applied to prepay Term Borrowings); or (y) prepay the Revolving Borrowings (and if any Revolving Exposure remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency (provided that any Term Loans may be prepaid on a less (but not greater) than a pro rata basis if agreed to by the Term Lenders holding such Term Loans), in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Deficiency Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Deficiency Notification Date (and for the avoidance of doubt, in the case of this clause (y), each such installment shall be applied to the prepayment of Revolving Borrowings (and if any Revolving Exposure remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralization of such LC Exposure as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time (as adjusted to the extent Term Loans are prepaid on a less than pro rata basis if agreed to by the Term Lenders holding such Term Loans); (C) grant, within thirty (30) days following the Deficiency Notification Date, to the Administrative Agent as security for the Obligations a first-priority Lien on additional Oil and Gas Properties acceptable to the Required Lenders in their sole discretion not evaluated in the most recently delivered Reserve Report (and not already subject to a Lien of the Security Instruments) pursuant to Security Instruments acceptable to the Administrative Agent with sufficient Borrowing Base value (as determined by the Required Lenders) to cure the Borrowing Base Deficiency; provided that in no event may the Borrower elect the option specified in this clause (C) if fewer than ninety (90) days remain until the

Revolving Maturity Date or, thereafter, the next Maturity Date to occur thereafter, as applicable; or (D) deliver, within 10 Business Days after the Deficiency Notification Date, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clauses (A), (B) and/or (C) above, and also indicating the amount to be prepaid and the amount to be provided as additional Collateral, and (ii) make such payment and deliver such additional Collateral within the time required under clauses (A), (B) and/or (C) above; provided that, the options set forth above shall not prejudice the occurrence of any Maturity Date and the principal payments required on such date; and provided, further, that (x) if the Borrowing Base equals or exceeds the sum of (1) the total Revolving Credit Exposures plus (2) the Total Term Loan Exposures (as a result of any Scheduled Redetermination or Interim Redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 8.12(c)) after the Deficiency Notification Date, the requirements of clauses (A), (B) and/or (C) above shall cease to apply to the Borrower upon receipt of the relevant New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.13(c), as the case may be and (y) in case the amount of the Borrowing Base Deficiency is reduced (as a result of any Scheduled Redetermination or Interim Redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 8.12(c)) after the Deficiency Notification Date, upon receipt of the relevant New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.13(c), as the case may be, any reference in clauses (A), (B) and/or (C) to the amount of the Borrowing Base Deficiency shall be deemed to be the reference to the amount of the Borrowing Base Deficiency reduced as set forth in this proviso (y). In the event the Borrower fails to provide written notice to the Administrative Agent within ten (10) Business Days after the Deficiency Notification Date indicating which of the options specified in clauses (A), (B) or (C) the Borrower elects to take in order to eliminate the Borrowing Base Deficiency (including, for the avoidance of doubt, a written notice delivered pursuant to clause (D) above), the Borrower shall be deemed to have irrevocably elected the option set forth in clause (A) above (and to the extent there are any Term Loans, Revolving Loans and/or LC Exposure then outstanding), the Borrower shall be deemed to have irrevocably elected the option set forth in clause (A)(ii)(x) above. The failure of the Borrower to comply with any of the options elected (including any deemed election) pursuant to the provisions of this Section 3.04(c)(ii) and specified in such notice (or relating to such deemed election) shall constitute an Event of Default.
(iii)    Upon any adjustment to the Borrowing Base pursuant to Section 2.07(e) or Section 2.07(f), if any Borrowing Base Deficiency exists, then the Borrower shall: (A) if no Term Loans are then outstanding, (1) prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, and (2) if any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such remaining Borrowing Base Deficiency as provided in Section 2.08(j); or (B) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then, at the Borrower’s election, either: (1) (x) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (y) if any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j), and (z) if any Borrowing Base Deficiency remains after cash collateralizing such LC Exposure, prepay Term Borrowings in an aggregate principal amount equal to such remaining Borrowing Base Deficiency; or (2) prepay the Revolving Borrowings (and if any Revolving Exposure remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, cash collateralize such LC Exposure as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency; provided that any Term Loans may be prepaid on a less (but not greater) than a pro rata basis if agreed to by the Term Lenders holding such Term Loans. The Borrower shall be obligated to make such prepayments and/or cash collateralize such LC Exposure on the second (2nd) Business Day after such adjustment to the Borrowing Base; provided that (x) in the event the Borrower fails to provide written notice to the Administrative Agent of its election in clause (B) above prior to the second (2nd) Business Day after such adjustment to the Borrowing Base, the Borrower shall be deemed to have irrevocably elected the option set forth in clause (B)(1) above; and (y) no payments required to be made pursuant to this Section 3.04(c)(iii) shall prejudice the occurrence of any Maturity Date and the principal payments required on such date.
(iv)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any SOFR Borrowings then outstanding, and if more than one SOFR Borrowing is then outstanding, to each such SOFR Borrowing in order of priority beginning with the SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto; provided that, in the case of a prepayment of Revolving Loans, such prepayment shall be applied first ratably to any Swingline Loans then outstanding.
(v)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued and unpaid interest to the extent required by Section 3.02.
(vi)    If, at the end of the fifth (5th) Business Day after any Revolving Borrowing, the proceeds of which were intended to be used by the Borrower pursuant to clause (vii) of the definition of Consolidated Cash Balance, the Borrower has not used the proceeds of such Revolving Borrowing as specified in the Borrowing Request for such Revolving Borrowing (the amount of such proceeds that have not been so used, the “Unused Proceeds”), such event shall not be a Default, but instead the Borrower shall, on the next succeeding Business Day, prepay the Revolving Borrowings in an aggregate principal amount equal to such Unused Proceeds. To the extent that there are funds of the Borrower or any of its Restricted Subsidiaries on deposit in, or credited to, any Deposit Account, Securities Account or other account maintained with the Administrative Agent (or any Affiliate thereof) or any Lender (or any Affiliate thereof) on any date that the Borrower is required to prepay Loans pursuant to this Section 3.04(c)(vi), the Borrower (on its own behalf and on behalf of the Restricted Subsidiaries) hereby irrevocably authorizes and instructs the Administrative Agent or such Lender to apply such funds to the prepayment of Loans.
(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
Section 3.05    Fees.
(a)    Commitment Fees. Except as otherwise provided in Section 4.03(c), the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the date of this Agreement to but excluding the Revolving Termination Date; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Commitments for the purpose of calculating such fee (provided, further, however, that any Swingline Loan that is refinanced into an ABR Revolving Loan pursuant to Section 2.09 shall be considered usage of the Revolving Commitments for the purpose of calculating such fee). Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Revolving Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of

Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to SOFR Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Revolving Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.10% per annum on the average daily amount of the respective LC Fronting Exposure of such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $500 during any quarter, and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Revolving Termination Date and any such fees accruing after the Revolving Termination Date shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.
(d)    Arranger Fees. The Borrower agrees to pay to each Arranger, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.
(e)    Commitment Increase Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender party to this Agreement that has agreed to increase its portion of the Aggregate Elected Borrowing Base Commitments, ratably in accordance with its Applicable Revolving Percentage, a fee in an amount to be agreed by the applicable Revolving Lenders and the Borrower on the amount of any increase of the Aggregate Elected Borrowing Base Commitments, payable on the effective date of any such increase.
ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., Houston, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Banks or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The

Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 4.03    Deductions by the Administrative Agent; Defaulting Lenders.

(a)    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e), Section 4.02, Section 5.03(h), Section 11.10 or Section 12.03(c), then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the applicable Issuing Bank to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid.
(b)    Payments to Defaulting Lenders. If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of (i) its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Revolving Percentage of the total Revolving Credit Exposures or (ii) its Term Loan Exposure which results in its Term Loan Exposure being less than its Applicable Term Loan Percentage of the Total Term Loan Exposures, as applicable, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.03(c) and all amounts due and owing to the Revolving Lenders or the Term Lenders, as applicable, have been equalized in accordance with each Revolving Lender’s or Term Lender’s respective pro rata share of the Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).
(c)    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 3.05(a).
(ii)    (A) if such Defaulting Lender is a Revolving Lender, the Revolving Commitment, the Maximum Credit Amount and the Revolving Credit Exposure of such Defaulting Lender and (B) if such Defaulting Lender is a Term Lender, the Term Loan Exposure, in each case, shall not be included in determining whether the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender; and provided, further, that any redetermination or affirmation of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Applicable Revolving Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.
(iii)    If any LC Exposure or Swingline Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:
(A)    all or any part of the LC Exposure and Swingline Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (for the purposes of such reallocation the Defaulting Lender’s

Commitment shall be disregarded in determining the Non-Defaulting Lender’s Applicable Revolving Percentage) but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure and Swingline Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments, and (2) the sum of each Non-Defaulting Lender’s Revolving Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure and Swingline Exposure does not exceed such Non-Defaulting Lender’s Commitment; provided that, subject to Section 12.19, no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Revolving Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower, without prejudice to any right or remedy available to it hereunder or under law, shall within one Business Day following notice by the Administrative Agent, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;
(C)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(D)    if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Revolving Lenders pursuant to Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Revolving Percentages; and
(E)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Revolving Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is reallocated and/or cash collateralized.
(iv)    So long as such Revolving Lender is a Defaulting Lender, (A) the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit and (B) the Swingline Lender shall not be required to fund any Swingline Loan, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then-outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.08(j), and that any Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit, shall in each case be allocated among non-Defaulting Lenders in a manner consistent with Section 4.03(c)(iii) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank or the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, and the Swingline Lender shall not be required to fund any Swingline Loan, unless such Issuing Bank or the Swingline

Lender, as applicable, shall have entered into arrangements with the Borrower, such Revolving Lender or the Non-Defaulting Lenders having Revolving Commitments, satisfactory to such Issuing Bank, as the case may be.
In the event that the Administrative Agent, the Borrower, the applicable Issuing Bank(s) and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender and such Revolving Lender is no longer a Defaulting Lender, then the LC Exposure and the Swingline Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date, if necessary, such Lender shall purchase at par such of the Revolving Loans (other than Swingline Loans) and/or participations in Letters of Credit and Swingline Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans and/or participations in Letters of Credit and Swingline Loans in accordance with its Applicable Revolving Percentage; provided, that no adjustments will be made retroactively with respect to fees accrued while such Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.
Section 4.04    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Subsidiary Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Subsidiary Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence and continuance of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
Section 5.01    Increased Costs.
(a)    Changes in Law. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank any other condition (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender or such Issuing Bank; or
        (iii)    subject any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, maintaining, converting or continuing any SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error or bad faith. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than (i) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor or (ii) with respect to any Term SOFR Loan, on the last day of an Interest Period applicable thereto (in each case, including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than (i) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor or (ii) with respect to any Term SOFR Loan, on the last day of the Interest Period applicable thereto, in each case, as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error or bad faith. Except in cases of manifest error or bad faith, the Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if the Withholding Agent shall be required to deduct or withhold any Taxes from such payments, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Withholding Agent shall make such deductions or withholdings and (iii) the Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or an Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error or bad faith.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing:

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or W-8BEN (as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN-E, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the

Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Status of Administrative Agent. On or prior to the date of this Agreement, Wells Fargo Bank, National Association, shall (and any successor or replacement Administrative Agent shall, on or before the date on which it becomes the Administrative Agent hereunder), deliver to the Borrower two duly executed copies of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI or IRS Form W-8BEN-E (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.
(g)    Tax Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(h)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error or bad faith. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).
Section 5.04    Mitigation Obligations; Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 5.05    Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender, (iv) the Majority Lenders provided their consent to increase or maintain the Borrowing Base pursuant to Section 2.07(c)(iii), or (v) the Majority Lenders provided their approval with respect to an amendment, waiver or consent requiring the approval of all Lenders or all affected Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent (and in the case of clause (iv) above, within thirty (30) days of the effectiveness of the redetermination of the Borrowing Base pursuant to Section 2.07(d)), require, in the case of clauses (i) through (iii) above, such Lender, in the case of clause (iv) above, any Lender that did not consent to either increase or maintain the Borrowing Base then in effect, or, in the case of clause (v) above, any Lender that did not approve the applicable amendment, waiver or consent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments and (D) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 5.06    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain SOFR Loans either generally or having a particular Interest Period hereunder or to determine or charge interest based upon Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof (an “Illegality Notice”) and (i) such Lender’s obligation to make Daily Simple SOFR Loans or Term SOFR Loans, as applicable, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (C) of the definition of “Alternate Base Rate”, until such time as such Lender may again make and maintain such SOFR Loans. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), (x) with respect to Term SOFR Loans, on the last day of the Interest Period therefor and (y) with respect to any Daily Simple SOFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
(a)    The Administrative Agent, the Arrangers and the Lenders shall have received all commitment, arrangement, upfront and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, to the extent invoiced on or prior to the Effective Date, the reasonable and documented fees and expenses of Paul Hastings LLP, counsel to the Administrative Agent).
(b)    The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of Parent, the Borrower and each Guarantor each setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of Parent, the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Parent, the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which Parent, the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the partnership agreement, the limited liability company agreement, the articles or certificate of incorporation and bylaws or other applicable organizational documents of Parent, the Borrower and such Guarantor certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from Parent or the Borrower to the contrary.
(c)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of Parent, the Borrower and each Guarantor.
(d)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(e)    The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the Effective Date.

(f)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement, the Mortgages and the other Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall have received:
(i)    Security Instruments that will, when properly recorded (or when the applicable financing statements related thereto are properly filed or such other actions needed to perfect are taken) create first priority, perfected Liens (provided that Excepted Liens may exist) on at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report;
(ii)    certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of the Borrower and each Subsidiary of any Loan Party that are evidenced by certificates; and
(iii)    Control Agreements on all Deposit Accounts, Securities Accounts and Commodity Accounts of the Loan Parties (other than Excluded Accounts).
(g)    [Reserved].
(h)    The Administrative Agent shall have received an opinion of Vinson & Elkins LLP, special counsel to Parent, the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(i)    The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.
(j)    The Administrative Agent shall have received title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.
(k)    The Administrative Agent shall have received a solvency certificate from the Financial Officer of the Borrower substantially in the form of Exhibit I.
(l)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries.
(m)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Loan Parties have received all consents and approvals required by Section 7.03.
(n)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a), which shall demonstrate a positive working capital position as of September 30, 2019 (after all transaction fees are paid and specifically including, without limitation, cash and unused Commitments under this Agreement) reasonably satisfactory to the Administrative Agent.
(o)    [Reserved].
(p)    The Administrative Agent shall have received appropriate UCC search certificates and/or county-level real property lien search results, in each case reflecting no prior Liens encumbering the Properties of the Borrower and the other Loan Parties for the States of Delaware and Texas and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.
(q)    The Administrative Agent shall have reviewed and be satisfied with the Borrower’s capital structure, financing plan and hedging strategy and shall have performed and be satisfied with such other due diligence regarding the Borrower and the Restricted Subsidiaries and their respective Properties as the Administrative Agent may reasonably require.
(r)    The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all loans and other amounts owing under the Existing Credit Agreement have been (or contemporaneously with the Effective Date are being) repaid in full and all commitments thereunder have been terminated or cancelled, (ii) all Liens on the Properties of the Borrower and of the Restricted Subsidiaries associated with the Existing Credit Agreement have been released or terminated, subject only to the filing of applicable terminations, releases or assignments and (iii) after giving effect to the Effective Date Transactions, neither the Borrower nor any of its Restricted Subsidiaries shall have any outstanding Debt other than the Loans made by the Lenders on the Effective Date and other Debt permitted by Section 9.02.
(s)    The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such information has been reasonably requested by the Administrative Agent at least ten (10) business days prior to the Effective Date and (ii) a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
    The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., Houston, Texas time, on November 21, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 6.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial Borrowing to occur on the Effective Date), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(b)    The representations and warranties of Parent, the Borrower and the Subsidiary Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date.
(c)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.
(d)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold.
    Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), Section 6.02(b) and Section 6.02(d).
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
    Each of the Borrower (and Parent, in the case of Section 7.01, Section 7.02, Section 7.03, Section 7.04(a), Section 7.08, Section 7.09, Section 7.11, Section 7.21 and Section 7.24) represents and warrants to the Lenders that:
Section 7.01    Organization; Powers. Parent and each Loan Party is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02    Authority; Enforceability. The Transactions are within Parent’s, the Borrower’s and each Guarantor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action including, without limitation, any action required to be taken by any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions. Each Loan Document to which Parent, the Borrower and each Guarantor is a party has been duly executed and delivered by Parent, the Borrower or such Guarantor, as applicable, and constitutes a legal, valid and binding obligation of Parent, the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of Parent, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the partnership agreements, limited liability agreements, charter, by-laws or other organizational documents of Parent or any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon Parent or any Loan Party or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by Parent or any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of Parent or any Loan Party (other than the Liens created by the Loan Documents or otherwise permitted hereunder).
Section 7.04    Financial Condition; No Material Adverse Change.
(a)    Parent has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows for Parent and its consolidated subsidiaries (i) as of and for the fiscal year ended December 31, 2018, reported on by Moss Adams, LLP, independent public accounts, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2019, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Since December 31, 2018, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No Loan Party has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, material liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, including the footnotes thereto.
Section 7.05    Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against or affecting any Loan Party (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.
Section 7.06    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the Borrower and the Restricted Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
(b)    the Borrower and the Restricted Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Borrower or the Restricted Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c)    there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Restricted Subsidiaries or any of their respective Properties or as a result of any operations at such Properties;
(d)    none of the Properties of the Borrower or any Restricted Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
(e)    there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Borrower’s or any Restricted Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;
(f)    none of the Borrower or any Restricted Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite, any of the Borrower’s or any Restricted Subsidiary’s Properties and, to Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;
(g)    there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or any Restricted Subsidiary’s Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and
(h)    the Borrower and its Restricted Subsidiaries have made available to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Borrower’s or any Restricted Subsidiary’s possession or control and relating to any of the Borrower’s or any Restricted Subsidiary’s Properties or operations thereon.
Section 7.07    Compliance with the Laws and Agreements; No Defaults.
(a)    Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which any Loan Party or any of its Properties is bound.

(c)    No Default has occurred and is continuing.
Section 7.08    Investment Company Act. Neither Parent nor any Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09    Taxes. Each of Parent, the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all federal and state income Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of Parent, the Borrower or such Restricted Subsidiary in respect of Taxes and other governmental charges are, in the reasonable opinion of Parent or the Borrower, adequate in all material respects. No Tax Lien (other than an Excepted Lien) has been filed and, to the knowledge of Parent or the Borrower, no claim is being asserted with respect to any such material Tax or other such material governmental charge.
Section 7.10    ERISA. Except, in each case, as could not reasonably be expected to have a Material Adverse Effect or result in a Lien against the assets of Borrower or any Loan Party under ERISA or Code Section 430 securing liabilities in an amount in excess of $10,000,000:
(a)    The Borrower, its Restricted Subsidiaries and each ERISA Affiliate has complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
(b)    Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
(c)    No act, omission or transaction has occurred which could result in imposition on the Borrower, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
(d)    Full payment when due has been made of all amounts which the Borrower, its Restricted Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.
(e)    Neither the Borrower, its Restricted Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
(f)    Neither the Borrower, its Restricted Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 7.11    Disclosure; No Material Misstatements.

(a)    No written information, report, financial statement, certificate, Borrowing Request, request for a Letter of Credit, exhibit or schedule furnished by or on behalf of Parent or any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, or statements or conclusions in any Reserve Report contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (a) to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, Parent and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that Parent and the Borrower makes no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties after the Effective Date, Parent and the Borrower each represents only that it is not aware of any material misstatement or omission therein. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
(b)    As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 7.12    Insurance. The Borrower has, and has caused its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. Such insurance policies contain an endorsement naming the Administrative Agent and the Lenders as additional insureds in respect of such liability insurance policies and naming the Administrative Agent as loss payee with respect to Property loss insurance.
Section 7.13    Restriction on Liens. No Loan Party is a party to any agreement or arrangement (other than this Agreement, the Security Instruments, Capital Leases and purchase money Debt creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease or purchase money Debt), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan, or restricts any Loan Party from paying dividends or making any other distributions in respect of its Equity Interests to any Loan Party, or restricts any Loan Party from making loans or advances or transferring any Property to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith, except, in each case, for such encumbrances or restrictions permitted under Section 9.16.
Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries. The Borrower has no Foreign Subsidiaries. Each Subsidiary listed on Schedule 7.14 is a Restricted Subsidiary unless specifically designated as an Unrestricted Subsidiary therein.

Section 7.15    Location of Business and Offices. (a) The Borrower’s jurisdiction of organization is Delaware; (b) the name of the Borrower as listed in the public records of its jurisdiction of organization is Earthstone Energy Holdings, LLC; (c) the organizational identification number of the Borrower in its jurisdiction of organization is 6203218 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01); (d) the Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) in accordance with Section 12.01). Each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).
Section 7.16    Properties; Titles, Etc.
(a)    Each Loan Party has Good and Defensible Title to its Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Oil and Gas Property.
(b)    To the best of the Borrower’s knowledge and belief, all material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
(c)    To the best of the Borrower’s knowledge and belief, the rights and Properties presently owned, leased or licensed by the Loan Parties including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in the same manner as its business has been conducted prior to the date hereof, except as could not reasonably be expected to have a Material Adverse Effect.
(d)    All of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses, taken as a whole, are in good working condition, ordinary wear and tear excepted, and are maintained in accordance with prudent business standards, except in each case as could not reasonably be expected to have a Material Adverse Effect.
(e)    Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17    Maintenance of Properties. To the best of the Borrower’s knowledge and belief, except for such acts or failures to act as would not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties.
Section 7.18    Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.11(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Loan Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than gas imbalances, take-or-pay or other prepayments incurred in the ordinary course of business and which gas imbalances, take-or-pay, or other prepayments and balancing rights, in the aggregate, do not result in any Loan Party having net aggregate liability at any time in excess of an amount equal to 2% of the Oil and Gas Properties that are designated proved, developed, producing reserves in the most recently delivered Reserve Report.
Section 7.19    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity except as disclosed on Schedule 7.19 or the most recently delivered Reserve Report), no material agreements exist which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from any Loan Party’s Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof. For the avoidance of doubt, sale of production shall not be deemed at a fixed price if the price is determined based upon market price, the purchaser's resale price or other criteria relating to market pricing conditions and beyond the Borrower's control.
Section 7.20    Swap Agreements and Qualified ECP Counterparty. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), as of the date of such report, sets forth, a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. For purposes of this Section 7.20, the net mark-to-market value (x) shall not be required to be included on Schedule 7.20, and (y) shall, with respect to reports required to be delivered by the Borrower pursuant to Section 8.01(e), be calculated as of the date of the financial statements concurrently delivered pursuant to Section 8.01(a) or Section 8.01(b), as applicable. The Borrower is a Qualified ECP Counterparty.
Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to refinance existing Debt outstanding under the Existing Credit Agreement on the Effective Date, (c) to pay Transaction Expenses, (d) to provide working capital for lease acquisitions, for exploration and production operations and for development (including the drilling and completion of producing wells), (e) for acquisitions and Investments permitted hereunder (including acquisitions of Oil and Gas Properties and joint ventures) and (f) for ongoing working capital and for funding general corporate purposes. Parent, the Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
Section 7.22    Solvency. (a) The fair value of the property of the Borrower and the Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and the Restricted Subsidiaries, on a consolidated basis, (b) the present fair salable value of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Borrower and the Restricted Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured, (c) the Borrower and the Restricted Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, (d) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital and (e) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.
Section 7.23    International Operations. None of the Loan Parties own, and have not acquired or made any other material expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States of America.
Section 7.24    Anti-Corruption Laws and Sanction. Each of Parent and the Borrower has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), to ensure compliance by Parent, the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent, the Borrower and its Subsidiaries and their respective officers and employees and, to the knowledge of Parent and the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Parent, the Borrower, its Subsidiaries, any of their respective directors, officers or employees, or to the knowledge of Parent or the Borrower, any of their respective Affiliates or (b) to the knowledge of Parent or the Borrower, any agent of Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Parent, the Borrower and each of its Subsidiaries is in compliance in all material respects with the USA Patriot Act.
Section 7.25    Accounts. Schedule 7.25, on the Effective Date (and at any time after the Effective Date, as such Schedule 7.25 is amended or supplemented from time to time), lists all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by or for the benefit of any Loan Party.
Section 7.26    Security Instruments. The Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and proceeds thereof, subject, in the case of enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
Section 7.27    Affected Financial Institution. No Loan Party is an Affected Financial Institution.

ARTICLE VIII
AFFIRMATIVE COVENANTS
    Until the Termination Date, the Borrower (and in the case of Section 8.01(a), (b), (c), (g), (h) and (p), Section 8.03, Section 8.04, Section 8.08, Section 8.10 and Section 8.18, Parent), for itself and for each of its Restricted Subsidiaries, covenants and agrees with the Lenders that:
Section 8.01    Financial Statements; Ratings Change; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of Parent, commencing with the fiscal year of Parent ending December 31, 2019, Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than resulting from (x) the impending maturity of the Obligations hereunder or (y) any actual or prospective breach of any financial covenant contained in this Agreement)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, commencing with the fiscal quarter of Parent ending March 31, 2020, Parent’s consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)    Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of Parent and the Borrower in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) unless disclosed in the financial statements accompanying such certificate, stating whether any change in GAAP or in the application thereof has occurred since the date of the Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) setting forth information in reasonable detail regarding the calculation of Consolidated Net Income and EBITDAX and any revisions to such calculations attributable to Consolidated Unrestricted Subsidiaries, (v) either (i) specifying that no change in the identity of the Subsidiary Guarantors, Immaterial Subsidiaries and Material Subsidiaries has occurred since the date of the last certificate delivered pursuant to this Section 8.01(c) or (ii) specifying any change in the identity of the Subsidiary Guarantors, the Immaterial Subsidiaries and the Material Subsidiaries as of the end of such fiscal quarter or fiscal year, as applicable (and including reasonable detail, in form and substance satisfactory to the Administrative Agent, with respect thereto), and if necessary, designating sufficient additional Subsidiaries as Material Subsidiaries so as to comply with the definition of “Material Subsidiary” and (vi) setting forth in reasonable detail (A) the aggregate amount of all Investments made by the Borrower pursuant to each of Section 9.05(k), Section 9.05(p) and Section 9.05(q), (B) the aggregate amount of all

Unrestricted Subsidiary Cash Distributions received by the Borrower and its Restricted Subsidiaries and (C) the aggregate amount of all Pass-Through Restricted Payments made pursuant to Section 9.04(a)(vi), in each case, during such fiscal quarter or fiscal year, as applicable.
(d)    Annual Projections. Within 120 days after the end of each fiscal year of the Borrower, a report, in a form reasonably satisfactory to the Administrative Agent, prepared by or on behalf of the Borrower detailing on a monthly basis (i) the projected production of Hydrocarbons by the Borrower and its Restricted Subsidiaries and the assumptions used in calculating such projections, (ii) the projected capital expenditures to be incurred by the Borrower and its Restricted Subsidiaries and (iii) such other information as may be reasonably requested by the Administrative Agent.
(e)    Certificate of Financial Officer — Swap Agreements. Concurrently with the delivery of any Reserve Report pursuant to Section 8.11 hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes, the net mark-to-market value therefor and the counterparty to each such agreement).
(f)    Certificate of Insurer — Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), if requested by the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
(g)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to Parent or any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of Parent or such Loan Party, and a copy of any response by Parent or such Loan Party, or the board of directors or equivalent body of Parent or such Loan Party, to such letter or report.
(h)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Loan Party with the SEC, or with any national securities exchange, or distributed by Parent or such Loan Party to its shareholders generally, as the case may be.
(i)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, material report or material notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement (including, without limitation, the Permitted Additional Debt Documents and the Permitted Refinancing Documents), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(j)    Notice of Sales of Oil and Gas Properties and Termination of Swap Agreements.
(i)    In the event that any Loan Party intends to Dispose of any Oil or Gas Properties (or any Equity Interests in any Subsidiary owning Oil and Gas Properties) in a single transaction or series of transactions with a fair market value in excess of $50,000,000, at least three (3) Business Days prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.

(ii)    In the event that any Loan Party receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which any Loan Party is a party is Liquidated, prompt written notice of the receipt of such early termination notice or such Liquidation, as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof reasonably requested by the Administrative Agent.
(k)    Notice of Casualty Events. Prompt written notice of the occurrence of any Casualty Event.
(l)    Information Regarding Borrower and Guarantors. Prompt written notice delivered no later than within thirty (30) days (or such longer period as agreed to by the Administrative Agent) after any change (i) in any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in any Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Loan Party’s federal taxpayer identification number.
(m)    Production Report and Lease Operating Statements. Concurrently with the delivery of each Reserve Report hereunder, a report setting forth, for each of the past six calendar months, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
(n)    Notices of Certain Changes. Promptly, copies of any amendment, modification or supplement to any of the Permitted Additional Debt Documents or the Permitted Refinancing Documents, or the certificate of formation, partnership agreement, limited liability company agreement, articles of incorporation, by-laws, any preferred stock designation or any other organic document of any Loan Party.
(o)    Notice of Permitted Additional Debt Issuance. (i) Written notice on or prior to the offering of any Permitted Additional Debt incurred in reliance on Section 9.02(g) or Section 9.02(h) or Permitted Refinancing Debt incurred in reliance on Section 9.02(i), the amount thereof and the anticipated date of closing, and (ii) with respect to Permitted Additional Debt, no later than four (4) Business Days after the offering thereof, a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) and any other material documents relating to such Permitted Additional Debt, and with respect to any Permitted Refinancing Debt, no later than four (4) Business Days after the offering thereof, a copy of each Permitted Refinancing Document.
(p)    Other Requested Information. Promptly following any reasonable request therefor, (i) such other information regarding the operations, business affairs and financial condition of Parent or any Loan Party (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA Patriot Act or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b), Section 8.01(g), Section 8.01(h), Section 8.01(i) and Section 8.01(o) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent posts such documents on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website, whether sponsored by the Administrative Agent or whether filed with the Securities and Exchange Commission); provided that with respect to Section 8.01(i), the Borrower shall have delivered a written notice (via electronic communication or otherwise) to the Administrative Agent notifying the Administrative Agent that such materials have been made available on such Internet or intranet website.
Section 8.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Restricted Subsidiaries not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(c)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
    Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03    Existence; Conduct of Business. Each of Parent and the Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except, in each case, where the failure to maintain such rights, licenses, permits, privileges and franchises, or to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
Section 8.04    Payment of Obligations. Parent and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities of Parent and each Loan Party before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Parent or such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of Parent or any Loan Party.
Section 8.05    Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each of its Restricted Subsidiaries to:
(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
(b)    keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted) all of its material Oil and Gas Properties.
(c)    to the extent a Loan Party is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.05.
Section 8.06    Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall contain an endorsement naming the Administrative Agent and the Lenders as “additional insureds” (or naming the Administrative Agent as “loss payee”, as applicable) and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.
Section 8.07    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (subject to such accountants’ customary policies and procedures), all at such reasonable times and as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.07 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 8.07, none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or any bona fide arm’s length third party contract or (b) is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 8.08    Compliance with Laws. Parent and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent and the Borrower will maintain in effect and enforce such policies and procedures to ensure compliance by Parent, the Borrower, its Restricted Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.09    Environmental Matters.
(a)    The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each of its Restricted Subsidiaries and each of its Restricted Subsidiaries’ Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each of its Restricted Subsidiaries not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by any the Borrower’s or its Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each of its Restricted Subsidiaries to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of its Restricted Subsidiaries to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a material claim for damages or compensation; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Restricted Subsidiaries’ obligations under this Section 8.09(a) are timely and fully satisfied, which failure to establish and implement would reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or any Restricted Subsidiary or its Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $50,000,000, not fully covered by insurance, subject to normal deductibles.
Section 8.10    Further Assurances.
(a)    Parent and the Borrower at their sole expense will, and the Borrower will cause each of its Restricted Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of Parent and each Loan Party in the Loan Documents, including the Notes; the Borrower at its sole expense will, and the Borrower will cause each of its Restricted Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.
(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of any Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.
Section 8.11    Reserve Reports.
(a)    On or before April 1st and October 1st of each year, commencing April 1, 2020, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Loan Parties as of the immediately preceding January 1st and July 1st, respectively. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. Notwithstanding the foregoing, in connection with the October 2021 Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report on or about September 1, 2021, evaluating the Oil and Gas Properties of the Loan Parties as of as of July 1, 2021, which Reserve Report shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.
(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
(c)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) that there are no statements or conclusions in the Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates contained in the Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate, (ii) each Loan Party owns Good and Defensible Title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represents in compliance with Section 8.13(a).
Section 8.12    Title Information.
(a)    Within sixty (60) days of delivery of the certificate required under Section 8.11(c) (or such longer period as the Administrative Agent may approve in its sole discretion), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.
(b)    If the Borrower has provided title information for additional Properties under Section 8.12(a), the Borrower shall, within 60 days of notice from the Administrative Agent (or within 90 days of such notice, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld) that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the value of the Oil and Gas Properties evaluated by such Reserve Report.
(c)    If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period (or 90-day period, if applicable) or the Borrower does not comply with the requirements to provide acceptable title information covering 85% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after the 60-day period (or 90-day period, if applicable) has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.
Section 8.13    Additional Collateral; Additional Guarantors.
(a)    In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged

Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause its Restricted Subsidiaries to, grant, within sixty (60) days of delivery of the certificate required under Section 8.11(c) (or such longer period as the Administrative Agent may approve in its sole discretion), to the Administrative Agent as security for the Obligations a first-priority Lien interest (provided that, Excepted Liens of the type described in clauses (a) through (d), (f) and (p) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b).
(b)    In the event that (i) the Borrower or any Restricted Subsidiary creates or acquires any Material Subsidiary, (ii)  any Immaterial Subsidiary becomes a Material Subsidiary (whether pursuant to the definition of Material Subsidiary or otherwise) or (iii) any Restricted Subsidiary incurs or guarantees any Debt, the Borrower shall cause, or shall cause its Restricted Subsidiaries to, promptly, but in any event within thirty (30) days after the date of such creation, acquisition, change in status from a Immaterial Subsidiary to a Material Subsidiary, or incurrence or guarantee of Debt (or such later date as the Administrative Agent may agree in its sole discretion): (A) cause such Restricted Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement (or such other document as the Administrative Agent shall deem appropriate for such purpose), (B) pledge all of the Equity Interests issued by such Restricted Subsidiary and its Subsidiaries (including, without limitation, delivery of original stock certificates evidencing such Equity Interests, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
(c)    In the event that the Borrower or any Restricted Subsidiary intends to grant any Lien on any Property to secure any Junior Lien Debt, the Borrower will provide at least five (5) Business Days’ prior written notice thereof to the Administrative Agent (or such shorter time as the Administrative Agent may agree in its sole discretion), and the Borrower will, and will cause its Restricted Subsidiaries to, first (or contemporaneously therewith) grant to the Administrative Agent to secure the Obligations a first-priority Lien on the same Property, pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent, to the extent a prior Lien has not already been granted to the Administrative Agent on such Property. In connection therewith, the Borrower shall, or shall cause its Restricted Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. The Borrower will cause any Restricted Subsidiary and any other Person guaranteeing any Junior Lien Debt to contemporaneously guarantee the Obligations pursuant to the Guaranty Agreement.
Section 8.14    ERISA Compliance. The Borrower will promptly furnish and will cause each of its Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) upon request and promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
Section 8.15    Marketing Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Loan Parties that a Loan Party has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
Section 8.16    Accounts. The Borrower shall, and shall cause each Restricted Subsidiary to: (i) deposit or cause to be deposited directly, all Cash Receipts into one or more Deposit Accounts in which the Administrative Agent has been granted a first priority Lien and that, in each case, is listed on Schedule 7.25 and is subject to a Control Agreement (other than amounts described in the definition of “Excluded Accounts” which are deposited into Excluded Accounts), (ii) deposit or credit or cause to be deposited or credited directly, all securities and financial assets held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Restricted Subsidiaries (including, without limitation, all marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper) into one or more Securities Accounts in which the Administrative Agent has been granted a first priority Lien and that is listed on Schedule 7.25 and that is subject to a Control Agreement (other than securities and financial assets described in the definition of “Excluded Accounts” which are deposited into Excluded Accounts) and (iii) cause all Commodity Contracts held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Restricted Subsidiaries, to be carried or held in one or more Commodity Accounts in which the Administrative Agent has been granted a first priority Lien and that is listed on Schedule 7.25 and that is subject to a Control Agreement (other than Commodity Contracts described in the definition of “Excluded Accounts” which are deposited into Excluded Accounts).
Section 8.17    Unrestricted Subsidiaries. The Borrower:
(a)    will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of the Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, to be commingled) so that each Unrestricted Subsidiary will be treated as a corporate entity separate and distinct from the Borrower and any Restricted Subsidiary;
(b)    except as permitted by Section 9.05(k), will not, and will not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist any guarantee by the Borrower or such Restricted Subsidiary of, or be or become liable for any Debt of any Unrestricted Subsidiary; and
(c)    will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.

Section 8.18    Ratings. Parent shall use commercially reasonable efforts to maintain a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case with respect to Parent and its consolidated subsidiaries.
Section 8.19    Consolidated Cash Balance Information. Upon the request of the Administrative Agent, such request to be delivered no more than once during any five (5) Business Day period, the Borrower shall provide to the Administrative Agent, on the Business Day next succeeding such request, (a) a certificate of a Financial Officer in substantially the form of Exhibit J, certifying as to the amount of the Consolidated Cash Balance, and (b) attaching thereto, summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each Deposit account, Securities Account, Commodity Account, or other account in which any Consolidated Cash Balance is held, credited or carried.
    Section 8.20    [Reserved.]
ARTICLE IX
NEGATIVE COVENANTS
    Until the Termination Date, the Borrower (and in the case of Sections 9.08, 9.20, 9.21 and 9.22, Parent) covenants and agrees with the Lenders that:
Section 9.01    Financial Covenants.
(a)    Consolidated Leverage Ratio. The Borrower will not permit, as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2020, the Consolidated Leverage Ratio for the Reference Period ending on such day, to exceed 3.50 to 1.00.
(b)    Current Ratio. The Borrower will not, as of the last day of any fiscal quarter of the Borrower, permit the ratio of (i) consolidated current assets (including unrestricted cash and the unused amount of the total Commitments, but excluding non-cash assets under FASB ASC 815 under GAAP) as of such date to (ii) consolidated current liabilities (excluding (x) non-cash obligations under FASB ASC 815 under GAAP and (y) current maturities under this Agreement) as of such date to be less than 1.00 to 1.00.
Section 9.02    Debt. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
(a)    the Loans or other Obligations arising under the Loan Documents or any guaranty of or suretyship arrangement for the Loans or other Obligations arising under the Loan Documents;
(b)    Debt under Capital Leases and purchase money Debt of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $75,000,000; provided, any such Debt shall be secured only by the asset acquired in connection with the incurrence of such Debt;
(c)    Debt associated with bonds, surety obligations or similar instruments required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;
(d)    endorsements of negotiable instruments for collection, deposit or negotiation and warranties of products or services, in each case, incurred in the ordinary course of business;
(e)    intercompany Debt between the Borrower and any Wholly-Owned Subsidiary Guarantor or between Wholly-Owned Subsidiary Guarantors to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the

Borrower or a Wholly-Owned Subsidiary Guarantor; and, provided, further, that any such Debt owed by either the Borrower or a Wholly-Owned Subsidiary Guarantor shall be subordinated to the Obligations on terms set forth in the Guaranty Agreement;
(f)    [Reserved];
(g)    unsecured senior or unsecured senior subordinated Debt of the Borrower and any guarantees thereof, so long as after giving pro forma effect to the incurrence of such Debt and the use of the proceeds thereof, the Consolidated Leverage Ratio does not exceed 3.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available; provided that: (i) the Borrower shall have complied with Section 8.01(o); (ii) such Debt does not have any scheduled principal amortization; (iii) such Debt (other than the Specified Existing Notes) does not mature sooner than the date which is ninety-one (91) days after the Latest Maturity Date (provided that bridge facilities containing automatic extension provisions (except if a payment or bankruptcy default exists) shall be permitted so long as such extension results in a maturity date no earlier than ninety-one (91) days after the Latest Maturity Date); (iv) such Debt does not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions, provided that, in case of an asset sale tender offer, mandatory prepayment or redemption amounts are permitted to be applied first to the Obligations) which would require a mandatory prepayment or redemption in priority to the Obligations; (v) such Debt and any guarantees thereof are on terms, taken as a whole, not materially less favorable to Parent, the Borrower and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower; (vi) if such Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (vii) neither Parent nor any Subsidiary is required to guarantee such Debt unless Parent or such Subsidiary, as applicable, has guaranteed the Obligations pursuant to the Guaranty Agreement; and (viii) the Borrowing Base then in effect shall be adjusted to the extent required by Section 2.07(f) and the Borrower shall make any prepayment required by Section 3.04(c)(iii); provided further that for purposes of clarification, any Debt incurred under this Section 9.02(g) which is repaid may not be reborrowed under this Section 9.02(g);
(h)    Junior Lien Debt in an aggregate principal amount not to exceed $100,000,000 and any guarantees thereof, so long as after giving pro forma effect to the incurrence of such Debt and the use of proceeds thereof, the Consolidated Leverage Ratio does not exceed 3.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available; provided that: (i) the Borrower shall have complied with Section 8.01(o); (ii) such Debt does not have any scheduled principal amortization; (iii) such Debt does not mature sooner than the date which is ninety-one (91) days after the Latest Maturity Date; (iv) such Debt does not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions, provided that, in case of an asset sale tender offer, mandatory prepayment or redemption amounts are permitted to be applied first to the Obligations) which would require a mandatory prepayment or redemption in priority to the Obligations; (v) such Debt and any guarantees thereof are on terms, taken as a whole, not materially less favorable to Parent, the Borrower and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower; (vi) such Debt shall be at all times subject to the Intercreditor Agreement and the Obligations shall be secured on a senior priority basis to such Debt; (vii) neither Parent nor any Subsidiary is required to guarantee such Debt unless Parent or such Subsidiary, as applicable, has guaranteed the Obligations pursuant to the Guaranty Agreement; and (viii) the Borrowing Base then in effect shall be adjusted to the extent required by Section 2.07(f) and the Borrower shall make any prepayment required by Section 3.04(c)(iii); provided further that for purposes of clarification, any Debt incurred under this Section 9.02(h) which is repaid may not be reborrowed under this Section 9.02(h);
(i)    Permitted Refinancing Debt and any guarantees thereof, the proceeds of which shall be used concurrently with the incurrence thereof to refinance the outstanding Permitted Additional Debt permitted under Section 9.02(g) or Section 9.02(h), as applicable, or to refinance the outstanding Permitted Refinancing Debt in respect thereof, as the case may be; provided that (i) the Borrower shall have complied with Section 8.01(o); (ii) the Borrower shall have furnished to the Administrative Agent and the Lenders copies of the final executed versions of the definitive documents therefor, and (iii) the Borrowing Base then in effect shall be adjusted to the extent required by Section 2.07(f), and the Borrower shall make any prepayment required by Section 3.04(c)(iii); for purposes of clarification, any Permitted Refinancing Debt incurred under this Section 9.02(i) which is repaid may not be reborrowed under this Section 9.02(i);
(j)    Guarantees by the Borrower and its Restricted Subsidiaries of Debt of the Borrower or any Wholly-Owned Subsidiary Guarantor otherwise permitted hereunder; and
(k)    other Debt not otherwise permitted pursuant to this Section 9.02, in an aggregate principal amount not to exceed $75,000,000 at any time.
Section 9.03    Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)    Liens securing the payment of any Obligations;
(b)    Excepted Liens;
(c)    Liens securing Capital Leases and purchase money Debt permitted by Section 9.02(b); provided that any such Lien shall encumber only the asset acquired and proceeds thereof with the proceeds of such Debt; provided, further, that individual financings otherwise permitted to be incurred pursuant to Section 9.02(b) and subject to a Lien permitted pursuant to this Section 9.03(c) provided by one Person (or its affiliates) may be cross collateralized to other such financings permitted to be incurred pursuant to Section 9.02(b) and subject to a Lien permitted pursuant to this Section 9.03(c) provided by such Person (or its affiliates);
(d)    Title defects that exist with respect to Mortgaged Property that is described in and subject to the procedures set forth in Section 8.12(c);
(e)    Junior Liens securing Junior Lien Debt permitted pursuant to Section 9.02(h) or Permitted Refinancing Debt in respect thereof incurred pursuant to Section 9.02(i); provided that (i) such Liens are Junior Liens on the Collateral and subject to the Intercreditor Agreement and (ii) the aggregate principal amount of all Debt secured by such Junior Liens does not exceed $100,000,000 at any time; and
(f)    Liens securing Debt permitted under Section 9.02(k) on Property not constituting either (i) Oil and Gas Properties or (ii) Equity Interests in Restricted Subsidiaries owning Oil and Gas Properties; provided that the aggregate principal amount of all Debt secured under this Section 9.03(e) shall not exceed $75,000,000 at any time.
Section 9.04    Restricted Payments; Redemption of Permitted Additional Debt.

(a)    Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except (i) each Loan Party may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Restricted Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests to the Borrower or any Wholly-Owned Subsidiary Guarantor, (iii) the Permitted Parent Payments shall be permitted, (iv) the Permitted Tax Distributions shall be permitted, so long as both before and after giving effect to each such Permitted Tax Distribution, no Event of Default has occurred and is continuing or would result therefrom, (v) the Borrower may make Restricted Payments in cash, so long as both before and immediately after giving effect to such Restricted Payment, (A) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (B) the total Revolving Credit Exposures does not exceed 80% of the Loan Limit then in effect and (C) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available, and (vi) the Borrower may make Restricted Payments in cash to the Parent (each such Restricted Payment, a “Pass-Through Restricted Payment”), in each case, so long as (A) each such Pass-Through Restricted Payment is funded solely with (and in no greater amount than) the proceeds (such proceeds, the “Pass-Through Restricted Payment Related Proceeds”) of an Unrestricted Subsidiary Cash Distribution received by the Borrower or an Restricted Subsidiary on the same day as the Borrower makes such Pass-Through Restricted Payment to the Parent; and (B) the aggregate amount of each such Pass-Through Restricted Payment does not exceed the Pass-Through Restricted Payment Related Proceeds.
(b)    Redemption of Permitted Additional Debt and Amendment to Terms of Permitted Additional Debt and Permitted Refinancing Documents. The Borrower will not, and will not permit any of its Restricted Subsidiaries to: (i) prior to the date that is ninety-one (91) days after the Latest Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Additional Debt or any Permitted Refinancing Debt; provided that, so long as no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower may (A) Redeem any Permitted Additional Debt or any Permitted Refinancing Debt (I) with the cash proceeds of, or in exchange for, Permitted Refinancing Debt, (II) in exchange for newly issued Equity Interests of the Borrower or Parent (other than Disqualified Capital Stock) or (III) with the cash proceeds of newly issued Equity Interests of the Borrower or Parent (other than Disqualified Capital Stock), so long as such Redemption occurs within 90 days of the Borrower’s receipt of such cash proceeds and (B) Redeem any Permitted Additional Debt or Permitted Refinancing Debt in connection with any open-market repurchase program or otherwise, provided that, both before and immediately after giving effect to such Redemption, (I) the total Revolving Credit Exposures does not exceed 80% of the Loan Limit then in effect and (II) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (x) Consolidated Total Debt outstanding on such date and (y) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Additional Debt, any Permitted Additional Debt Document, any Permitted Refinancing Debt or any Permitted Refinancing Documents if the effect thereof would be to (A) shorten the maturity of any Permitted Additional Debt or any Permitted Refinancing Debt to a date prior to the date which is ninety-one (91) days after the Latest Maturity Date (as in effect on the date of such amendment, modification, waiver, change, consent or agreement), (B) increase the amount of any payment of principal thereof (other than (x) as a result of the payment of interest in kind, or (y) to the extent the amount of outstanding principal thereof increases, so long as the Borrower is in compliance with Section 9.02(g) or (h), as applicable, and the Borrowing Base has been adjusted pursuant to Section 2.07(f)), (C) increase the rate of interest thereon in a manner materially less favorable to Parent, the Borrower and its Subsidiaries as compared to market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower, or shorten any period for payment of interest thereon; provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the issuance of additional Permitted Additional Debt to the extent permitted by Section 9.02(g) or (h) or the execution of supplemental indentures to add guarantors if required by the terms of the Permitted Additional Debt Documents or Permitted Refinancing Documents, provided such Person complies with Section 8.13(b), (D) violate the Intercreditor Agreement with respect to any Permitted Additional Debt or Permitted Refinancing Debt that is Junior Lien Debt or (E) violate Section 9.02(g) or Section 9.02(h); or (iii) with respect to any Permitted Additional Debt or Permitted Refinancing Debt that is subordinated to the Obligations or any other Debt, designate any such Debt (other than obligations of Parent, the Borrower and the Restricted Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Permitted Additional Debt Document or any Permitted Refinancing Document.
Section 9.05    Investments, Loans and Advances. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a)    Investments reflected in the Financial Statements or which are disclosed to the Lenders on Schedule 9.05;
(b)    accounts receivable or notes receivable arising from the grant of trade credit arising in the ordinary course of business;
(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;
(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;
(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;
(f)    deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);
(g)    Investments (i) made by the Borrower in or to any Person that, prior to such Investment, is a Wholly-Owned Subsidiary Guarantor and (ii) made by any Restricted Subsidiary in or to the Borrower or any Person that, prior to such Investment, is a Wholly-Owned Subsidiary Guarantor;
(h)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any Restricted Subsidiary; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(h) exceeds $1,500,000;
(i)    Guarantees permitted by Section 9.02;
(j)    Swap Agreements to the extent expressly permitted by Section 9.18;
(k)    in addition to any Investments in Unrestricted Subsidiaries and joint venture entities permitted under Section 9.05(q), additional Investments in Unrestricted Subsidiaries and joint venture entities in an aggregate amount at any one time outstanding not to exceed $100,000,000 (net of the fair market value of any dividends, distributions, or any return of capital received by the applicable Loan Party in respect of Investments previously made pursuant to this clause (k)), so long as both before and immediately after giving effect to each such Investment, (A) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (B) the total Revolving Credit Exposures does not exceed 80% of the Loan Limit then in effect and (C) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available;
(l)    Permitted Acquisitions; provided that the aggregate amount of Permitted Acquisition Consideration provided by the Borrower or any Restricted Subsidiary to acquire any Person that does not become a Subsidiary Guarantor (or merge, consolidate or amalgamate into the Borrower or a Subsidiary Guarantor), or for any Property that shall not, immediately after giving effect to such Permitted Acquisition, be owned by the Borrower or a Subsidiary Guarantor, shall not exceed $75,000,000;
(m)    Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Capital Stock) of the Borrower or Parent;
(n)    Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Effective Date in a Permitted Acquisition pursuant to Section 9.05(l), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(o)    Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture, joint development or area of mutual interest agreements, other similar industry investments, gathering systems, pipelines or other similar arrangements, all of which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;
(p)    other Investments (valued at the time each such Investment is made), in the aggregate at any time outstanding, not to exceed $100,000,000 (net of the fair market value of any dividends, distributions, or any return of capital received by the applicable Loan Party in respect of Investments previously made pursuant to this clause (p)), so long as both before and immediately after giving effect to each such Investment, (A) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (B) the total Revolving Credit Exposures does not exceed 80% of the Loan Limit then in effect and (C) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available;

(q)    Investments in Unrestricted Subsidiaries and joint venture entities; provided that each such Investment is funded solely with cash proceeds from common equity capital contributions (other than proceeds of Disqualified Capital Stock) received by the Borrower from the holders of its Equity Interests within thirty (30) days prior to the making of such Investment.
Section 9.06    Nature of Business; International Operations. The Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America; (b) enter into any business, either directly or through any Restricted Subsidiary, except for the development, production and sale of Hydrocarbons and other businesses conducted by the Borrower and the Restricted Subsidiaries on the Effective Date, and, in each case, activities reasonably incidental or relating thereto; or (c) form or acquire any Foreign Subsidiaries.
Section 9.07    [Reserved].
Section 9.08    Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither Parent, the Borrower nor any Person acting on behalf of Parent or the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 9.09    ERISA Compliance. Except, in each case, as could not reasonably be expected to have a Material Adverse Effect or result in a Lien against the assets of Borrower or any Loan Party under ERISA or Code Section 430 securing liabilities in an amount in excess of $50,000,000, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, at any time:
(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.
(b)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.
(c)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 9.10    Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.11    Mergers, Etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that, so long as no Event of Default has occurred and is then continuing, (a) any Restricted Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the survivor) or any other Wholly-Owned Subsidiary Guarantor (provided that such Wholly-Owned Subsidiary Guarantor shall be the survivor), (b) any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 9.05; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall be in compliance with the requirements of Section 8.13; provided further that if a Subsidiary Guarantor is party to such merger or consolidation and is not the continuing or surviving Person in such merger or consolidation, the surviving Person shall be in compliance with the requirements of Section 8.13 without giving effect to any times for compliance set forth therein; and (c) the Loan Parties may make any Disposition permitted by Section 9.12.
Section 9.12    Sale of Properties. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Dispose of any Property except for:
(a)    the sale of Hydrocarbons in the ordinary course of business;
(b)    farmouts of undeveloped acreage and assignments in connection with such farmouts;
(c)    the sale or transfer of equipment that is obsolete, worn out or no longer necessary or useful for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;
(d)    the Disposition of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that:
(i)    either (A) 100% of the consideration received in respect of such Disposition shall be cash; or (B) if less than 100% of the consideration received in respect of such Disposition shall be cash, then (1) such Disposition shall be made to an unaffiliated third party, (2) the Administrative Agent shall have provided its prior written consent to such Disposition (such consent not to be unreasonably withheld, conditioned or delayed) and (3) both before and immediately after giving effect to any such Disposition, (x) no Default, Event of Default or Borrowing Base Deficiency exists or would exist, (y) Liquidity is at least 10% of the Loan Limit and (z) the Consolidated Leverage Ratio does not exceed 3.00 to 1.00 (on a pro forma basis after giving effect to such Disposition), as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available;
(ii)    the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such Disposition (as reasonably determined by the board of directors (or equivalent body) of the Borrower);
(iii)    if any such Disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Restricted Subsidiary; and
(iv)    to the extent applicable, the Borrowing Base shall be reduced pursuant to, and to the extent required by, Section 2.07(e).
(e)    Dispositions of any Oil and Gas Properties which are not evaluated in the Reserve Report most recently delivered to the Administrative Agent pursuant to Section 8.11 (or which were assigned no Borrowing Base value in the most recent Borrowing Base redetermination pursuant to Section 2.07 (as determined by the Administrative Agent in its sole discretion at the time of the most recent Borrowing Base redetermination)) to unaffiliated third parties; provided that (i) both before and immediately after giving effect to any such Disposition, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would exist, (B) Liquidity is at least 10% of the Loan Limit and (C) the Consolidated Leverage Ratio does not exceed 3.00 to 1.00 (on a pro forma basis after giving effect to such Disposition), as the Consolidated Leverage Ratio is recomputed on such date using (x) Consolidated Total Debt outstanding on such date and (y) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available, and (ii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of such reserves (as reasonably determined by the board of directors (or equivalent body) of the Borrower);
(f)    dispositions of cash and Investments described in Sections 9.05(c), (d), (e) and (f);
(g)    (i) Dispositions permitted under Section 9.10, (ii) Liens permitted under Section 9.03, (iii) Restricted Payments permitted under Section 9.04 and (iv) Investments permitted under Section 9.05; provided that, notwithstanding the foregoing, any Disposition of any Oil and Gas Property or interest therein or any Restricted Subsidiary owning Oil and Gas Properties in connection with the foregoing clauses (g)(iii)-(iv) shall also be subject to, and constitute a Disposition regulated by, Section 2.07(e);
(h)    Dispositions among the Borrower and its Wholly-Owned Subsidiary Guarantors; provided that both before and after giving effect to such Disposition, (A) no Default or Event of Default exists or would exist and (B) the Borrower and the Restricted Subsidiaries are in compliance with Section 8.13 as of the date of such Disposition without giving effect to any grace period specified in such Section;
(i)    Dispositions in the ordinary course of business consisting of the abandonment or cancellation of any intellectual property which, in the reasonable good faith determination of the Borrower is not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(j)    Dispositions of Properties not constituting Oil and Gas Properties and not otherwise regulated by Section 9.12(a) to (i), the fair market value of which for all such Dispositions since the Effective Date does not exceed $50,000,000 in the aggregate;

    (k)    So long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, Dispositions of Equity Interests in Unrestricted Subsidiaries; and
    (l)    any Casualty Event.
Section 9.13    Environmental Matters. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial Work would reasonably be expected to have a Material Adverse Effect.
Section 9.14    Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower or the Wholly-Owned Subsidiary Guarantors), unless such transactions are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, that this Section 9.14 shall not be applicable to (i) any Permitted Parent Payments, (ii) any Permitted Tax Distributions, (iii) any other Restricted Payments permitted by Sections 9.04 and (iv) Investments permitted by Section 9.05(g), Section 9.05(h), Section 9.05(k) and Section 9.05(m).
Section 9.15    Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create or acquire any additional subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.13(b), as applicable. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12. Neither the Borrower nor any of its Restricted Subsidiaries shall own any Foreign Subsidiaries.
Section 9.16    Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, Capital Leases creating Liens permitted by Section 9.03(c), but only with respect to the Property subject of such Capital Lease) which in any way prohibits or restricts (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders; (b) any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any other Restricted Subsidiary; or (c) any Restricted Subsidiary from making loans or advances, or transferring any Property, to the Borrower or any other Restricted Subsidiary, or which requires the consent of or notice to other Persons in connection therewith, except for (i) restrictions that (A) are included in a contractual obligation entered into in connection with a Disposition permitted pursuant to this Agreement; and (B) relate only to assets subject to such Disposition.
Section 9.17    Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Loan Party that would require such Loan Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor other than gas imbalances, take-or-pay or other prepayments incurred in the ordinary course of business and which gas imbalances, take-or-pay, or other prepayments and balancing rights, in the aggregate, do not result in the Loan Parties having net aggregate liability at any time in excess of an amount equal to 2% of the Oil and

Gas Properties that are designated proved, developed, producing reserves in the most recently delivered Reserve Report.
Section 9.18    Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreements with any Person other than (a) (i) Swap Agreements entered into by the Borrower in respect of commodities (ii) with an Approved Counterparty, (iii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than put or floor options as to which an upfront premium has been paid or basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (A) for the first 24 months following the date such Swap Agreement is entered into, 85%, and (B) for the next 36 months thereafter, 75%, of the reasonably anticipated projected production from proved Oil and Gas Properties determined by reference to the Reserve Report most recently delivered pursuant to Section 8.11 (or by reference to a Reserve Report with a recent “as of date” delivered to the Administrative Agent for the purpose of this Section 9.18 (together with the certificate referred to in Section 8.11(c)), which shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report), for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas liquids and natural gas, calculated separately, and (iv) the tenor of which is not more than 60 months from the date such Swap Agreement is entered into (the Swap Agreements in this clause (a), “Ongoing Hedges”), and (b) Swap Agreements entered into by the Borrower in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed, as of the date such Swap Agreement is entered into, 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement contain any requirement, agreement or covenant for any Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures; provided, however, that the foregoing shall not prohibit or be deemed to prohibit the Secured Swap Obligations from being secured by the Security Instruments. It is understood that commodity Swap Agreements which may, from time to time, “hedge” the same volumes of commodity risk but different elements of commodity risk thereof, including where one or more such Swap Agreements partially offset one or more other such Swap Agreements, shall not be aggregated together when calculating the foregoing limitations on notional volumes.
    In addition to the Ongoing Hedges, in connection with a proposed or pending acquisition of proved Oil and Gas Properties (a “Proposed Acquisition”), the Borrower and the Restricted Subsidiaries may also enter into incremental Swap Agreements in respect of commodities (1) with an Approved Counterparty, (2) during the period between (A) the date on which the Borrower or such Restricted Subsidiary signs a definitive acquisition agreement in connection with a Proposed Acquisition and (B) the earliest of (I) the date such Proposed Acquisition is consummated, (II) the date such acquisition is terminated and (III) 90 days after such definitive acquisition agreement was executed (or such longer period as to which the Administrative Agent may agree in its sole discretion), (3) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than put or floor options as to which an upfront premium has been paid or basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 75% of the reasonably anticipated projected production from the Oil and Gas Properties subject of such Proposed Acquisition determined by reference to a recent Reserve Report delivered to the Administrative Agent in connection with such Proposed Acquisition, for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas liquids and natural gas, calculated separately, (4) the tenor of which is not more than 36 months from the date such Swap Agreement is entered into and (5) so long as the Borrower or such Restricted Subsidiary maintains cash, cash equivalents and unused Commitments sufficient to pay for any potential Liquidation liabilities with respect to such Swap

Agreements. All such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound on or prior to the 10th Business Day following the earlier to occur of: (x) 90 days after such definitive acquisition agreement was executed (or such longer period as to which the Administrative Agent may agree in its sole discretion) and (y) the date on which Borrower or any Subsidiary knows with reasonable certainty that the Proposed Acquisition will not be consummated.
Section 9.19    New Accounts. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, deposit, credit or otherwise transfer any Cash Receipts, securities, financial assets or any other Property into or deposit, credit or otherwise transfer any Cash Receipts, securities, financial assets or any other Property into, any Deposit Account, Securities Account or Commodity Account other than (i) any Deposit Account, Securities Account or Commodity Account (a) in which the Administrative Agent has been granted a first-priority Lien, (b) that is listed on Schedule 7.25 and (c) that is subject to a Control Agreement or (ii) any Excluded Account (solely with respect to amounts referred to in the definition thereof).
Section 9.20    Changes in Fiscal Period. Parent and the Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, change its fiscal year to end on a day other than December 31 or change the method of determining its fiscal year.
Section 9.21    Passive Holding Company Status of Parent. Parent shall not, and shall not permit Lynden Energy Corp., a British Columbia corporation (“LEC”), or Lynden USA Inc., a Utah corporation (“LUSA”), to engage in any material operating or business activities or own any direct Equity Interest in any other Person; provided that the following and activities incidental thereto shall be permitted in any event: (a) Parent’s ownership of Equity Interests of the Borrower and of LEC, LEC’s ownership of the Equity Interests of LUSA, and LUSA’s ownership of Equity Interests of the Borrower, (b) the maintenance of each of Parent’s, LEC’s and LUSA’s legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (c) Parent’s performance of its obligations with respect to the Loan Documents, (d) any public offering of Parent’s common stock or any other issuance or sale of its Equity Interests and, in each case, the redemption thereof, (e) payment of taxes and dividends and making contributions to the capital of the Loan Parties, (f) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and its subsidiaries or the making and filing of any reports required by Governmental Authority, (g) holding any cash incidental to any activities permitted under this Section 9.21, (h) providing indemnification to officers, managers and directors, (i) carrying out its obligations as the sole managing member of the Borrower, (j) managing, through its board, directors, officers and managers, the business of the Borrower and its Subsidiaries, and (k) any other activities incidental to the foregoing or customary for passive holding companies. For the avoidance of doubt, Parent shall not, nor shall it permit LEC or LUSA to, (i) incur, create, assume or suffer to exist any Debt or other material liabilities or material financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to any Loan Documents, Permitted Additional Debt Documents or Permitted Refinancing Documents to which it is a party, (C) obligations with respect to its Equity Interests and (D) any liabilities or financial obligations permitted to be incurred, created, assumed or in existence pursuant to the other clauses of this Section 9.21 or (ii) incur or suffer to exist any Liens on its Properties (now owned or hereafter acquired), except for Excepted Liens.
Section 9.22    Amendment to Certain Documents and Agreements. Parent and the Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries, to amend, modify or otherwise change, or permit any amendment, modification or other change to (pursuant to a waiver or otherwise), any partnership agreement, limited liability company agreement, articles or certificate of incorporation and bylaws or other applicable organizational documents of Parent, the Borrower and the Restricted Subsidiaries (including by the filing or modification of any certificate of designation, or any agreement or arrangement (including any shareholders’ agreement) entered into, with respect to any of its Equity Interests), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such agreements or arrangements that are not materially adverse to Administrative Agent or the Lenders and do not have a material adverse effect on any right, privilege or interest of Administrative Agent or the Lenders under the Loan Documents or in the Collateral.
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable and such failure shall continue for a period of three (3) Business Days.
(c)    any representation or warranty made or deemed made by or on behalf of Parent or any Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; provided that to the extent any such representation or warranty is otherwise qualified as to materiality, the materiality qualification of this paragraph (c) shall not apply.
(d)    Parent or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(l), Section 8.02(a), Section 8.03(a), Section 8.13, Section 8.16, Section 8.17, Section 8.19, Section 8.20 or in Article IX.
(e)    Parent or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days.
(f)    any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and after taking into account any applicable grace periods with respect thereto.
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt.
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent or any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    Parent or any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the holders of Equity Interests of Parent or the Borrower shall make any request or take any action for the purpose of calling a meeting of the members or partners of Parent or such Loan Party to consider a resolution to dissolve and wind-up Parent or the Borrower’s affairs.
(j)    Parent or any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by independent third party as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged, unsatisfied, unvacated or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Loan Party to enforce any such judgment.
(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against Parent or any Loan Party party thereto or shall be repudiated by any of them or Parent or any Loan Party or any Affiliate of Parent or any Loan Party shall so state in writing; the Loan Documents after delivery thereof shall for any reason cease to create a valid and perfected Lien of the priority required thereby on any Collateral purported to be covered thereby with a fair market value greater than $15,000,000, except to the extent permitted by the terms of this Agreement or such other applicable Loan Document and except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Loan Documents or to file UCC continuation statements.
(m)    the guarantee contained in Article 2 of the Guaranty Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to the terms thereof), to be in full force and effect or Parent or any Loan Party or any Affiliate of Parent or any Loan Party shall so assert.
(n)    a Change in Control shall occur.
Section 10.02    Remedies.
(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.
(b)    In the case of the occurrence and continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c)    All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:
(i)    first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
(ii)    second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;
(iii)    third, pro rata to payment of accrued interest on the Loans;
(iv)    fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.08(e) (and cash collateralization of LC Exposure hereunder), (C) Secured Swap Obligations owing to Secured Swap Parties and (D) Secured Cash Management Obligations owing to Secured Cash Management Providers;
(v)    fifth, pro rata to any other Obligations; and
(vi)    sixth, any excess, after all of the Obligations shall have been paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement;
provided that, for the avoidance of doubt, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and any other Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section 10.02(c).
ARTICLE XI
THE AGENTS
Section 11.01    Appointment; Powers. Each of the Lenders, Secured Swap Parties, Secured Cash Management Providers and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, Secured Swap Parties, Secured Cash Management Providers and each Issuing Bank, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions. In performing its functions and duties hereunder, the Administrative Agent shall act solely as a non-fiduciary agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any Affiliate thereof.
Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of any Loan Party or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Section 11.03    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders, the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Banks hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 11.06    Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, with the Borrower’s consent, which consent shall not be unreasonably withheld, to appoint a successor (provided that the Borrower’s consent shall not be required if (a) an Event of Default has occurred and is continuing or (b) no successor has been appointed within 30 days of such resignation or removal). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an

Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 11.07    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent or any Loan Party or other Affiliate thereof as if it were not an Agent hereunder.
Section 11.08    No Reliance.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by Parent or any Loan Party of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of Parent or any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Paul Hastings LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
(b)    The Lenders acknowledge that the Administrative Agent and the Arrangers are acting solely in administrative capacities with respect to the structuring and syndication of the Facilities and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder. In structuring, arranging or syndicating this facility, each Lender acknowledges that the Administrative Agent and/or the Arrangers may be agents or lenders under this Agreement, other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments.
Section 11.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Parent or any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 5.03, each Lender and each Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Bank by the Administrative Agent shall be conclusive absent manifest error or bad faith. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.10. The agreements in this Section 11.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 11.11    Authority of Administrative Agent to Release Guarantees, Collateral and Liens. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent (a) to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and (b) to release any Subsidiary Guarantor if 100% of the Equity Interests in such Subsidiary Guarantor are sold in a transaction permitted under the Loan Documents. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.
Section 11.12    The Arrangers. None of the Arrangers, the Syndication Agent or the Documentation Agent shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities, as applicable, in its capacity as a Lender hereunder.
Section 11.13    Erroneous Payments.
(a)    Each Lender, the Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender, the Issuing Bank or any other Secured Party or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, the Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 11.13 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.13 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that was so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except to the extent such Erroneous Payment was, and solely with respect to the amount of such Erroneous Payment that was, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations.
(f)    Each party’s obligations under this Section 11.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)    Nothing in this Section 11.13 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
ARTICLE XII
MISCELLANEOUS
Section 12.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to Parent or the Borrower, to it at:
Earthstone Energy Holdings, LLC
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
Attention: Mark Lumpkin, Jr.
Fax: 832-823-0478
Email: Mark.Lumpkin@earthstoneenergy.com

(ii)    if to the Administrative Agent or Wells Fargo as Issuing Bank, to it at:
Wells Fargo Bank, National Association
1000 Louisiana Street, 9th Floor
Houston, Texas 77002
Attention: Edward Pak, Director
Fax: (713) 651-8101
Email: Edward.pak@wellsfargo.com

    with a copy to:
Wells Fargo Bank, National Association
MAC D1109-019
1525 West W. T. Harris Blvd.
Charlotte, NC 28262
Attention: Syndication Agency Services
Fax: (704) 590-3481
Agencyservices.requests@wellsfargo.com; and

(iii)    if to the Swingline Lender, to it at its address (or facsimile number) set forth in the Swingline Commitment Agreement.
(iv)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise set forth therein or agreed by the Administrative Agent and the applicable

Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02    Waivers; Amendments.
(a)    No failure on the part of the Administrative Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Parent or any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any provision hereof nor any Security Instrument nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender (including such Lender’s Maximum Credit Amount or its Applicable Revolving Percentage of either the Borrowing Base or the Aggregate Elected Borrowing Base Commitments) without the written consent of such Lender, (ii) (A) increase the Borrowing Base without the written consent of each Lender (other than any Defaulting Lender), (B) decrease or maintain the Borrowing Base without the consent of the Required Lenders, (C) modify Section 2.07 in any manner that results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender) or that results in a decrease in or maintenance of the Borrowing Base without the consent of the Required Lenders; provided that a Scheduled Redetermination may be postponed by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than a waiver of default interest), or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment (other than a waiver of default interest) (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest), or postpone or extend the Revolving Termination Date or any Applicable Maturity Date, without the written consent of each Lender affected thereby, (v) change Section 4.01(b), Section 4.01(c) or any other term or condition hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c)(ii) or Section 6.01 without the written consent of each Revolving Lender (and, in the case of

Section 3.04(c)(ii), the Majority Lenders), (vii) modify the terms of Section 2.10, Section 2.11 or Section 10.02(c) without the written consent of each Lender, (viii) release any Guarantor (except as set forth in the Guaranty Agreement or as permitted by this Agreement) or release or subordinate all or substantially all of the Collateral (other than as provided in Section 11.11), without the written consent of each Lender; (ix) change any of the provisions of this Section 12.02(b) or the definitions of “Applicable Revolving Percentage”, “Applicable Term Loan Percentage”, “Majority Lenders”, “Majority Revolving Lenders”, “Majority Term Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; (x) (A) amend, modify or waive any condition precedent set forth in Section 2.08 or Section 6.02 without the consent of the Majority Revolving Lenders or (B) amend or modify the definition of “Available Borrowing Base”, “Borrowing Base”, “Borrowing Base Deficiency”, “Borrowing Base Properties”, “Borrowing Base Utilization Percentage”, “Consolidated Cash Balance”, “Consolidated Cash Balance Threshold”, Section 3.04(c)(vi), Section 8.11, Section 8.12, Section 8.13, Section 8.16, or Section 9.19, in each case without the consent of the Majority Revolving Lenders and the Majority Lenders, (xi) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Revolving Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Revolving Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Term Lenders without the written consent of the Majority Revolving Lenders and the Majority Lenders, (xii) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Term Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Term Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Revolving Lenders without the written consent of the Majority Term Lenders and the Majority Lenders, or (xiii) contractually subordinate the Liens on all or substantially all of the Collateral securing any of the Obligations to the Liens securing any other Debt for borrowed money or contractually subordinate the right of payment of the Obligations (in each case, as such definitions were in effect on the Seventh Amendment Effective Date) to the right of payment of any other Debt without the consent of each adversely affected Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, such Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, (A) any supplement permitted to be made to any Schedule hereto shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (B) any Security Instrument may be supplemented to add additional collateral with the consent of the Administrative Agent, (C) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.02(f) or Section 3.03(b) in accordance with the terms of Section 3.02(f) or Section 3.03(b), (D) the definitions of “Issuing Bank” and “LC Commitment” may each be amended to add an Issuing Bank, remove an Issuing Bank or modify the LC Commitment of any Issuing Bank with the consent solely of the Borrower, the Administrative Agent and such Issuing Bank (and the consent of the Majority Lenders or any other class of Lenders shall not be required) and (E) the definitions of “Swingline Lender” and “Swingline Commitment” may each be amended to identify the Lender acting as the Swingline Lender and the amount of the Swingline Commitment, each as set forth in the Swingline Commitment Agreement, with the consent solely of the Borrower, the Administrative Agent and the Swingline Lender (and the consent of the Majority Lenders or any other class of Lenders shall not be required).

(c)    Notwithstanding anything to the contrary contained in this Section 12.02, the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (i) cure any ambiguity, omission, defect or inconsistency therein and (ii) grant a new Lien for the benefit of the Lenders, extend an existing Lien over additional property for the benefit of the Lenders or join additional Persons as Guarantors.
Section 12.03    Expenses, Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of one firm of primary legal counsel and one firm of local counsel and other outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar out-of-pocket expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Other Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of (x) one firm of primary legal counsel for the Administrative Agent and the Lenders, (y) one firm of local counsel in each relevant jurisdiction reasonably retained by the Administrative Agent and the Lenders and (z) in the case of an actual or perceived conflict of interest where the similarly situated parties affected by such conflict inform the Borrower of such conflict, of another firm of counsel for such affected parties, in each case in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, EACH ARRANGER, EACH ISSUING BANK, THE SWINGLINE LENDER AND EACH OTHER LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ONE FIRM OF LEGAL COUNSEL FOR ALL INDEMNITEES (AND, IF NECESSARY BY A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION FOR ALL INDEMNITEES, TAKEN AS A WHOLE (AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST WHERE THE INDEMNITEES AFFECTED BY SUCH CONFLICT INFORM THE BORROWER OF SUCH CONFLICT, OF ANOTHER FIRM OF COUNSEL FOR SUCH AFFECTED INDEMNITEES)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE

CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF PARENT OR ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF PARENT OR ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY AN ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF PARENT, THE BORROWER AND ITS SUBSIDIARIES BY PARENT, THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY SUBSIDIARY, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (A) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ITS RELATED PERSON, (B) A MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OR ITS RELATED PERSON’S OBLIGATIONS HEREUNDER OR (C) A DISPUTE SOLELY BETWEEN OR AMONG INDEMNITEES AND NOT INVOLVING ANY ACT OR

OMISSION OF PARENT, THE BORROWER, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR FULFILLING ITS ROLE AS AN AGENT OR ARRANGER WITH RESPECT TO THIS AGREEMENT). THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES FROM ANY NON-TAX CLAIM.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Arranger, any Issuing Bank or the Swingline Lender under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, such Arranger, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures at such time) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Arranger, such Issuing Bank or the Swingline Lender in its capacity as such.
(d)    To the extent permitted by applicable law, no party hereto shall assert, and each party hereby waives, any claim against the other parties and each Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    All amounts due under this Section 12.03 shall be payable not later than three (3) days after written demand therefor.
Section 12.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) neither Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Parent or the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04, and (iii) no Lender may assign to the Borrower, an Affiliate of the Borrower, a Defaulting Lender or an Affiliate of a Defaulting Lender all or any portion of such Lender’s rights and obligations under this Agreement or all or any portion of its Commitments or the Loans owing to it hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Borrower; provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment: (1) by a Revolving Lender of all or a portion of its Revolving Commitment and Revolving Loans at the time owing to it (and participations in Letters of Credit and LC Disbursements), to an assignee that is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Revolving Fund; and (2) by a Term Lender of all or a portion of its Term Commitment and Term Loans at the time owing to it, to an assignee that is a Term Lender, an Affiliate of a Term Lender or an Approved Term Fund; and
(C)    each Issuing Bank; and
(D)    the Swingline Lender.
(ii)    Assignments shall be subject to the following additional conditions:
                (A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required to be made on a pro rata basis);
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
            (E)    the assignee shall not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any

assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Banks, the Swingline Lender and each Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)    (i) Any Lender may, without the consent of Parent, the Borrower, any other Loan Party, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (other than the Borrower, an Affiliate of the Borrower, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or an Affiliate of a Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender; provided, however, that any documents required to be provided under Section 5.03(e) shall be provided to the participating Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). Any such Participant Register shall be available for inspection by the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice; provided that the applicable Lender shall have no obligation to show such Participant Register to the Borrower except to the extent such disclosure is necessary to establish that such Loan, commitment, letter of credit or other obligation is in registered form under Section 5f.l03-l(c) of the Treasury regulations, Section 1.163-5 of the proposed Treasury regulations or any applicable temporary, final or other successor regulations. The entries in the Participant Register shall be conclusive absent manifest error or bad faith, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any Guarantor to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05    Survival; Revival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by Parent and the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03, and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)    To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, electronic communications, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)    Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of Parent or any Loan Party against any of and all the obligations of Parent or any Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Parent, the Borrower or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement; (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the foregoing Persons on a nonconfidential basis from a source other than the Borrower; provided, unless specifically prohibited by applicable law or court order, Administrative Agent, each Issuing Bank and each Lender shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement and the other Loan Documents. For the purposes of this Section 12.11, “Information” means all information received from Parent or any Loan Party relating to Parent or any Loan Party and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Parent or a Loan Party; provided that, in the case of information received from Parent or any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 12.14    Collateral Matters; Swap Agreements; Cash Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Secured Swap Parties and Secured Cash Management Providers on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of Secured Swap Obligations and Secured Cash Management Obligations.
Section 12.15    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and each Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation Parent or any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries, other than to the extent contemplated by the last sentence of Section 12.04(a) and Section 12.14.
Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address and tax identification number of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA Patriot Act.
Section 12.17    Non-Fiduciary Status. The arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between Parent, the Loan Parties, and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand. Each of Parent and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Parent and the Borrower are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents. The Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, any Loan Party or any of their Affiliates, or any other Person and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to Parent, any Loan Party, or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents. The Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, a Loan Party, and their Affiliates, and neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to disclose any of such interests to Parent, such Loan Party or their Affiliates. To the fullest extent permitted by law, each of Parent and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.18    Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
Section 12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
Section 12.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit

Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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EXHIBIT B
FORM OF INITIAL TERM LOAN BORROWING REQUEST
August [ ], 2022
    Earthstone Energy Holdings, LLC, a limited liability company duly formed and existing under the laws of the state of Delaware (the “Borrower”), pursuant to (a) Section 2.03 of the Credit Agreement dated as of November 21, 2019 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Earthstone Energy, Inc., a Delaware corporation, as Parent, Wells Fargo Bank, National Association, as Administrative Agent and as Issuing Bank; and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement) and (b) Section 5.14(d) of the Seventh Amendment, hereby requests a Borrowing as follows:
(i)    Aggregate amount of the requested Borrowing of Initial Term Loans is $250,000,000;
(ii)    Date of such Borrowing is the Seventh Amendment Effective Date;
(iii)    Requested Borrowing is to be a Term SOFR Borrowing;
(iv)    The initial Interest Period applicable thereto is [ ];
(v)    Amount of the Borrowing Base in effect on the date hereof is $1,700,000,000;
(vi)    Amount of Aggregate Elected Borrowing Base Commitments in effect on the date hereof is $1,200,000,000;
(vii)    Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Revolving Loans and total LC Exposure), excluding Swingline Exposure is $[ ];
(viii)    Amount of the pro forma Available Borrowing Base (giving effect to the requested Borrowing) is $1,450,000,000;
(ix)    Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing), excluding Swingline Exposure, is $[ ];
(x)    Pro forma Total Term Loan Exposures (giving effect to the requested Borrowing) is $250,000,000; and
(xi)    Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:
[________________________]
[________________________]
[________________________]
[________________________]
[________________________]
    The undersigned certifies that he/she is the [ ] of Earthstone Energy Holdings, LLC, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned
    Exhibit B

further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

EARTHSTONE ENERGY HOLDINGS, LLC

By:
Name:
Title:

    Exhibit B